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AGILENT TECHNOLOGIES, INC.
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Agilent Technologies, Inc. 5301 Stevens Creek Blvd. Santa Clara, California 95051 William P. Sullivan President and Chief Executive Officer

February 2014

To our Stockholders:

     I am pleased to invite you to attend the annual meeting of stockholders of Agilent Technologies, Inc. (“Agilent”) to be held on Wednesday, March 19, 2014 at 8:00 a.m., Pacific Standard Time, at Agilent’s headquarters located at 5301 Stevens Creek Blvd., Building No. 5, Santa Clara, California (U.S.A.). Details regarding admission to the annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     If you are unable to attend the annual meeting in person, you may listen through the Internet or by telephone. To listen to the live webcast, log on at www.investor.agilent.com and select the link for the webcast. To listen by telephone, please call (855) 447-3590 (international callers should dial (678) 809-1055. The meeting pass code is 18709457. The webcast will begin at 8:00 a.m. and will remain on Agilent’s website for one year. You cannot record your vote or ask questions on this website or at this phone number.

     We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

     Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail.

     Thank you for your ongoing support of, and continued interest in, Agilent.

Sincerely,

     Admission to the annual meeting will be limited to stockholders. You are entitled to attend the annual meeting only if you are a stockholder of record as of the close of business on January 21, 2014, the record date, or hold a valid proxy for the meeting. In order to be admitted to the annual meeting, you must present proof of ownership of Agilent stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 21, 2014, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Agilent reserves the right to inspect any persons or proposals prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

AGILENT TECHNOLOGIES, INC.

5301 Stevens Creek Blvd.
Santa Clara, California 95051
(408) 553-2424

Notice of Annual Meeting of Stockholders

TIME	8:00 a.m., Pacific Standard Time, on Wednesday, March 19, 2014

PLACE	Agilent’s Headquarters
5301 Stevens Creek Boulevard, Building No. 5
Santa Clara, California (U.S.A.)

ITEMS OF BUSINESS	(1) To elect two directors to a 3-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:

Heidi Fields A. Barry Rand

(2) To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm.

(3) To reapprove the performance goals under Agilent’s 2009 Stock Plan.

(4) To approve, on a non-binding advisory basis, the compensation of Agilent’s named executive officers.

(5) To consider such other business as may properly come before the annual meeting.

RECORD DATE	You are entitled to vote at the annual meeting and at any adjournments or postponements thereof if you were a stockholder at the close of business on Tuesday, January 21, 2014.

ANNUAL MEETING ADMISSION	To be admitted to the annual meeting, you must present proof of ownership of Agilent stock as of the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 21, 2014, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting or voting instruction card provided by your broker, bank or nominee. You may also be asked to present a form of photo identification such as a driver’s license or passport. The annual meeting will begin promptly at 8:00 a.m. Limited seating is available on a first come, first served basis.

VOTING	For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board,

MARIE OH HUBER
Senior Vice President, General Counsel and
Secretary

This Proxy Statement and the accompanying proxy card are being sent or made available on or about February 5, 2014.

SUMMARY INFORMATION

PROXY SUMMARY

     The following is a summary which highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you are urged to read the entire Proxy Statement carefully before voting.

Voting Matters and Vote Recommendations

     There are four items of business which Agilent currently expects to be considered at the 2014 Annual Meeting. The following table lists those items of business and the Agilent Board’s vote recommendation.

PROPOSAL	BOARD VOTE RECOMMENDATION
Election of Directors	For each director nominee
Ratification of the Independent Registered Public Accounting Firm	For
Reapproval of the Performance Goals under the 2009 Stock Plan	For
Advisory Vote to Approve Named Executive Officer Compensation	For

Director Nominees

     Agilent’s Board is divided into three classes serving staggered three-year terms. Dr. Lawrence’s current term expires at the Annual Meeting, and he will not stand for re-election as he has reached retirement age as set forth in our Corporate Governance Standards. The following table provides summary information about each of the two director nominees who are being voted on at the Annual Meeting.

					COMMITTEE				OTHER
		DIRECTOR		INDE-	MEMBERSHIPS				PUBLIC
NAME	AGE	SINCE	OCCUPATION	PENDENT	AC	CC	NCG	EC	BOARDS
Heidi Fields	59	2000	Former Executive	Yes	C		M		1
			Vice President and
			Chief Financial
			Officer of Blue Shield
			of California
A. Barry Rand	69	2000	Chief Executive	Yes		M	M		1
			Officer of AARP

Key: AC: Audit Committee; CC: Compensation Committee; NCG: Nominating/Corporate Governance Committee; EC: Executive Committee; C: Chairperson; M: Member

SUMMARY INFORMATION

Independent Registered Public Accounting Firm

     We ask that our stockholders ratify the selection of PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm for fiscal year 2014. Below is summary information about PricewaterhouseCoopers’ fees for services during fiscal years 2013 and 2012:

		% of		% of
Fee Category:	Fiscal 2013	Total	Fiscal 2012	Total
Audit Fees	$4,984,000	83.1	$6,296,000	94.1
Audit-Related Fees	762,000	12.7	105,000	1.6
Tax Fees:
Tax compliance/preparation	245,000	4.1	285,000	4.3
Other tax services	0	0	0	0.0
Total Tax Fees	245,000	4.1	285,000	4.3
All Other Fees	4,000	0.01	4,000	0.0
Total Fees	$5,995,000	100	$6,690,000	100

Reapproval of the Performance Goals under the 2009 Stock Plan

     This proposal does not seek any amendment of the existing provisions of, or performance goals contained within, the 2009 Stock Plan. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) of the Internal Revenue Code.

     The performance goals set forth in the 2009 Stock Plan were last approved by our stockholders five years ago, and there have been no changes to that list of potential performance goals since that time. In order to continue to provide us with the ability to deduct the performance-based compensation that we structure to comply with Section 162(m) and we pay to our Chief Executive Officer and our other named executive officers (other than our Chief Financial Officer) for an additional five years, we are submitting the list of performance goals and related provisions under our Plan to our stockholders for reapproval.

Executive Compensation Matters

     The proxy statement contains information about Agilent’s executive compensation programs. In particular, you will find detailed information in the Compensation Discussion and Analysis starting on page 41 and the Executive Compensation tables starting on page 59.

     Our executive officers are compensated in a manner consistent with Agilent’s business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance. As you can read, our executive compensation programs have remained substantially the same for several years, and we believe that our programs are well aligned with the interests of our shareholders and are instrumental to achieving our business strategy.

     In determining executive compensation for fiscal year 2013, the Compensation Committee considered the overwhelming stockholder support (94% approval of votes cast) that the “Say-on-Pay” proposal received at our March 21, 2012 annual meeting of stockholders. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future. Fiscal year 2013 was successful for Agilent despite uncertainties in the economy. Consistent with our philosophy to pay for performance, our CEO’s total direct compensation for the fiscal year was aligned with our annual total shareholder return.

     We are requesting your non-binding vote to approve the compensation of the Company’s named executive officers as described on pages 41 to 72, including the Summary Compensation Table and subsequent tables on pages 59 to 72 of the proxy statement.

2014 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

2014 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nomination Criteria: Qualifications and Experience

     The Nominating/Corporate Governance Committee (the “Nominating Committee”) performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally the Nominating Committee reviews both the short and long term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Nominating Committee then compares those skills to the skills of the current directors and potential director candidates. The Nominating Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process. The Nominating Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described below:

  a reputation for personal and professional integrity and ethics;

  executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;

  breadth of experience;

  soundness of judgment;

  the ability to make independent, analytical inquiries;

  the willingness and ability to devote the time required to perform Board activities adequately;

  the ability to represent the total corporate interests of Agilent; and

  the ability to represent the long-term interests of stockholders as a whole.

     In addition to these minimum requirements, the Nominating Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

Current Director Terms

     Agilent’s Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Agilent’s Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of nine directors divided into three classes. The terms of the two current director nominees will expire at this Annual Meeting. Dr. Lawrence’s term expires at this Annual Meeting, and he will not stand for re-election as he has reached retirement age as set forth in our Corporate Governance Standards. Pursuant to resolutions passed by the Board, Agilent’s bylaws will be amended effective immediately after the time of the annual meeting to reduce the authorized number of directors to eight. The current composition of the Board and the term expiration dates for each director is as follows:

Class	Directors	Term Expires
I	Paul N. Clark, James G. Cullen and Tadataka Yamada, M.D.	2016
II	Heidi Fields, David M. Lawrence, M.D. and A. Barry Rand	2014
III	Robert J. Herbold, Koh Boon Hwee and William P. Sullivan	2015

ELECTION OF DIRECTORS

     Directors elected at the 2014 annual meeting will hold office for a three-year term expiring at the annual meeting in 2017 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Agilent. Information regarding each of the nominees is provided below as of December 31, 2013. There are no family relationships among Agilent’s executive officers and directors.

Director Nominees for Election to New Three-Year Terms That Will Expire in 2017

HEIDI FIELDS

Age: 59	Agilent Committees:	Public Directorships:
Director Since: February 2000	Audit and Finance (Chair) Nominating/Corporate Governance	Financial Engines, Inc.
Former Public Directorships Held During the Past Five Years:
None

     Ms. Fields served as Executive Vice President and Chief Financial Officer of Blue Shield of California from September 2003 through December 2012. She served as Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to January 2003. Prior to assuming that position, Ms. Fields served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, she held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.

     Ms. Fields possesses significant experience and experience in management and financial matters, having served as the Chief Financial Officer of both public and private companies, including at Blue Shield of California, Gap, Inc. and ITT Industries, Inc. Ms. Fields is the chairperson of our Audit and Finance Committee and is qualified as a financial expert under SEC guidelines. In addition, Ms. Fields has considerable experience and expertise with Agilent having been a member of Agilent’s board of directors for over 10 years.

A. BARRY RAND

Age: 69	Agilent Committees:	Public Directorships:
Director Since: November 2000	Compensation Nominating/Corporate Governance	Campbell Soup Company
Former Public Directorships Held During the Past Five Years:
None

     Mr. Rand has served as the Chief Executive Officer of AARP since April 2009. He served as Chairman and Chief Executive Officer of Equitant from February 2003 to April 2005 and as Non-Executive Chairman of Aspect Communications from February 2003 to October 2005. Mr. Rand was the Chairman and Chief Executive Officer of Avis Group Holdings, Inc. from November 1999 to April 2001. Prior to joining Avis Group, Mr. Rand was Executive Vice President, Worldwide Operations, for Xerox Corporation from 1992 to 1999. Mr. Rand is Chairman of the Board of Trustees of Howard University and holds a MBA from Stanford University where he also was a Stanford Sloan Executive Fellow. Mr. Rand also holds several honorary doctorate degrees.

     Mr. Rand possesses a strong mix of organizational and operational management skills having served as the chairman and/or chief executive officer of numerous companies, including past roles with Equitant, Avis Group Holdings and Aspect Communications, and his current position with the AARP. He brings public company director experience and perspective from his membership on the Campbell Soup board of directors and has considerable expertise with Agilent having served as a director for over 10 years.

Agilent’s Board recommends a vote FOR the election to the Board of each of the foregoing nominees.

ELECTION OF DIRECTORS

Continuing Directors Not Being Considered for Election at this Annual Meeting

     The Agilent directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with Agilent’s Bylaws. Information regarding each of such directors is provided below.

Directors Whose Terms Will Expire in 2015

ROBERT J. HERBOLD

Age: 71	Agilent Committees:	Public Directorships:
Director Since: June 2000	Audit and Finance Nominating/Corporate Governance	Neptune Orient Lines Limited
Former Public Directorships Held During the Past Five Years:
First Mutual Bancshares, Inc.

     Mr. Herbold has served as the Managing Director of the consulting firm The Herbold Group, LLC since 2003. He served as Executive Vice President and Chief Operating Officer of Microsoft Corporation from 1994 to April 2001 and served as an Executive Vice President (part-time) of Microsoft Corporation until June 2003. Prior to joining Microsoft, Mr. Herbold was employed by The Procter & Gamble Company for twenty-six years, and served as a Senior Vice President at The Procter & Gamble Company from 1990 to 1994.

     Mr. Herbold possesses significant leadership experience and business expertise from his executive leadership positions with Microsoft Corporation and The Procter & Gamble Company. Having been a member of the Agilent board for over 10 years, Mr. Herbold has a strong knowledge of Agilent’s business. In addition, Mr. Herbold brings considerable public and private company director experience and perspective on public company management and governance issues and practices.

ELECTION OF DIRECTORS

KOH BOON HWEE

Age: 63	Agilent Committees:	Public Directorships:
Director Since: May 2003	Compensation (Chair) Nominating/Corporate Governance	AAC Technologies Holdings, Inc. Sunningdale Tech, Ltd. Yeo Hiap Seng Ltd. Far East Orchard Ltd.

Former Public Directorships Held During the Past Five Years:
MediaRing Limited DBS Group Holdings Ltd. DBS Bank Ltd. Yeo Hiap Seng (Malaysia) Bhd

     Mr. Koh is the managing partner of Credence Capital Fund II (Cayman) Ltd., a private equity fund. Mr. Koh has served as the non-Executive Chairman of Sunningdale Tech Ltd. since January 2009 and previously served as its Executive Chairman and Chief Executive Officer from July 2005 to January 2009. He has served as the non-Executive Chairman of Yeo Hiap Seng Ltd. since April 2010, the non-Executive Chairman of Rippledot Capital Advisers Pte. Ltd. since February 2011 and the non-Executive Chairman of Far East Orchard Ltd. since April 2013. He served as Executive Director of MediaRing Limited from February 2002 to August 2009; Chairman of DBS Bank Ltd. from January 2006 to April 2010; Chairman of Singapore Airlines from July 2001 to December 2005 and Chairman of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia Pacific region.

     Mr. Koh possesses a strong mix of leadership and operational experience from his various senior positions with Sunningdale Tech, AAC Technologies, MediaRing Limited, DBS Bank, Singapore Airlines and Singapore Telecom. In addition, Mr. Koh has deep experience in the Asia Pacific region and brings that knowledge and perspective to the Board. Mr. Koh has extensive experience with Agilent and its predecessor, Hewlett-Packard, having served on the Agilent board for over 9 years and having spent 14 years with Hewlett-Packard.

ELECTION OF DIRECTORS

WILLIAM P. SULLIVAN

Age: 64	Agilent Committees:	Public Directorships:
Director Since: March 2005	Executive Committee	URS Corporation Avnet, Inc.

Former Public Directorships Held During the Past Five Years:
None

     Mr. Sullivan has served as Agilent’s Chief Executive Officer since March 2005 and served as President since September 2013. He previously served as President from March 2005 to November 2012. Before being named as Agilent’s Chief Executive Officer, Mr. Sullivan served as Executive Vice President and Chief Operating Officer from March 2002 to March 2005. In that capacity, he shared the responsibilities of the president’s office with Agilent’s former President and Chief Executive Officer, Edward W. Barnholt. Mr. Sullivan also had overall responsibility for Agilent’s Electronic Products and Solutions Group, the company’s largest business group. Prior to assuming that position, Mr. Sullivan served as our Senior Vice President, Semiconductor Products Group, from August 1999 to March 2002. Before that, Mr. Sullivan held various management positions at Hewlett-Packard Company.

     Mr. Sullivan has broad and deep experience with Agilent and its businesses having been an employee of Agilent and its predecessor, Hewlett-Packard, for over 30 years. During the course of his career, he has developed considerable expertise in, and in-depth knowledge of, Agilent’s businesses, having seen them as an individual contributor and at numerous levels of management. This perspective gives valuable insight to the Agilent board. Mr. Sullivan also brings public company director experience and perspective from his current positions on the URS Corporation and Avnet boards.

Directors Whose Terms Will Expire in 2016

PAUL N. CLARK

Age: 66	Agilent Committees:	Public Directorships:
Director Since: May 2006	Audit and Finance Nominating/Corporate Governance	None Former Public Directorships Held During the Past Five Years: Amylin Pharmaceuticals, Inc. Talecris Biotherapeutics Holdings Corp

     Mr. Clark has been a Strategic Advisory Board member of Genstar Capital, LLC since August 2007 and was an Operating Partner from August 2007 to January 2013. Genstar Capital LLC is a middle market private equity firm that focuses on investments in selected segments of life sciences and healthcare services, industrial technology, business services and software. Prior to that, Mr. Clark was the Chief Executive Officer and President of ICOS Corporation, a biotherapeutics company, from June 1999 to January 2007, and the Chairman of the Board of Directors of ICOS from February 2000 to January 2007. From 1984 to December 1998, Mr. Clark worked in various capacities for Abbott Laboratories, a health care products manufacturer, retiring from Abbott Laboratories as Executive Vice President and a board member. His previous experience included senior positions with Marion Laboratories, a pharmaceutical company, and Sandoz Pharmaceuticals (now Novartis Corporation), a pharmaceutical company.

     Mr. Clark has significant experience in the pharmaceutical and biotechnology industries, including his experience serving in senior management positions with ICOS Corporation (where he served as Chief Executive Officer and President), Abbott Laboratories, Marion Laboratories and Sandoz Pharmaceuticals. In addition, Mr. Clark brings considerable public company director experience and perspective on company management and governance issues and practices.

ELECTION OF DIRECTORS

JAMES G. CULLEN

Age: 71	Agilent Committees:	Public Directorships:
Director Since: April 2000	Nominating/Corporate Governance (Chair) Executive (Chair)	Johnson & Johnson Prudential Financial, Inc. Neustar, Inc.

Former Public Directorships Held During the Past Five Years:
None

     Mr. Cullen has been a director of Agilent since April 2000 and the Non-Executive Chairman of the Board since March 2005. Mr. Cullen was President and Chief Operating Officer of Bell Atlantic Corporation (now known as Verizon) from 1997 to June 2000 and a member of the office of chairman from 1993 to June 2000. Prior to this appointment, Mr. Cullen was the President and Chief Executive Officer of the Telecom Group of Bell Atlantic from 1995 to 1997. Prior to the creation of Bell Atlantic on January 1, 1984, Mr. Cullen held management positions with New Jersey Bell from 1966 to 1981 and AT&T from 1981 to 1983.

     Mr. Cullen has considerable managerial and operational experience and expertise from his senior leadership position with Bell Atlantic and its predecessors. In addition, Mr. Cullen brings significant public company director experience and perspective on public company management and governance. Mr. Cullen has a strong understanding of Agilent having served on the board for over 10 years, including more than 5 years as the non-executive chairman.

TADATAKA YAMADA, M.D.

Age: 68	Agilent Committees:	Public Directorships:
Director Since: January 2011	Compensation Nominating/Corporate Governance	Takeda Pharmaceutical Co. Ltd.
Former Public Directorships Held During the Past Five Years:
Covidien plc

     Dr. Yamada currently serves as the Chief Medical and Scientific Officer of Takeda Pharmaceuticals International, Inc., a research-based global pharmaceutical company. Dr. Yamada previously served as President of the Global Health Program of the Bill & Melinda Gates Foundation from June 2006 to June 2011. From 2000 to 2006, Dr. Yamada was Chairman of Research and Development for GlaxoSmithKline Inc. and prior to that, he held research and development positions at SmithKline Beecham. Prior to joining SmithKline Beecham, Dr. Yamada was Chairman of the Department of Internal Medicine at the University of Michigan Medical School and Physician-in-Chief of the University of Michigan Medical Center.

     Dr. Yamada brings to our Board a unique perspective with his experience as the former President of the Global Health Program of the Bill & Melinda Gates Foundation as well as his significant research and development experience. Dr. Yamada’s extensive pharmaceutical industry knowledge gives him an insight into a number of issues facing Agilent that other directors might not possess.

CORPORATE GOVERNANCE

Corporate Governance Matters

     Agilent has had formal corporate governance standards in place since the Company’s inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the NYSE’s corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

     We have adopted charters for our Compensation Committee, Audit and Finance Committee, Nominating/Corporate Governance Committee and Executive Committee consistent with the applicable rules and standards. Our committee charters, Amended and Restated Corporate Governance Standards and Standards of Business Conduct are located in the Investor Relations section of our website and can be accessed by clicking on “Governance Policies” in the “Corporate Governance” section of our web page at www.investor.agilent.com.

Board Leadership Structure

     Agilent currently separates the positions of chief executive officer and chairman of the Board. Since March 2005, Mr. Cullen, one of our independent directors, has served as our chairman of the Board. The responsibilities of the chairman of the Board include: setting the agenda for each Board meeting, in consultation with the chief executive officer; chairing the meetings of independent directors; and facilitating and conducting, with the Nominating/Corporate Governance Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors.

     Separating the positions of chief executive officer and chairman of the Board allows our chief executive officer to focus on our day-today business, while allowing the chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as chairman of the Board is the appropriate leadership structure for Agilent at this time.

     However, our Corporate Governance Standards permit the roles of the chairperson of the Board and the chief executive officer to be filled by the same or different individuals. This provides the board with flexibility to determine whether the two roles should be combined in the future based on Agilent’s needs and the Board’s assessment of Agilent’s leadership from time to time. Our Corporate Governance Standards provide that, in the event that the chairperson of the Board is also the chief executive officer, the Board may consider the election of an independent Board member as a lead independent director.

Board’s Role in Risk Oversight

     The Board executes its risk management responsibility directly and through its committees. The Audit and Finance Committee has primary responsibility for overseeing Agilent’s enterprise risk management process. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including the Company’s financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally.

CORPORATE GOVERNANCE

     The Compensation Committee receives reports and discusses whether Agilent’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

     The full Board is kept abreast of its committees’ risk oversight and other activities via reports of the committee chairpersons to the full Board during Board meetings.

Majority Voting for Directors

     Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The “votes cast” shall include votes to withhold authority and exclude votes to “ABSTAIN” with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

     The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as Company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

     Stockholders and other interested parties may communicate with the Board and Agilent’s Non-Executive Chairperson of the Board of

Directors by filling out the form at “Contact Chairman” under “Corporate Governance” at www.investor.agilent.com or by writing to James G. Cullen, c/o Agilent Technologies, Inc., General Counsel, 5301 Stevens Creek Blvd., MS 1A-11, Santa Clara, California 95051. The General Counsel will perform a legal review in the normal discharge of her duties to ensure that communications forwarded to the Non-Executive Chairperson preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded to the Non-Executive Chairperson. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairperson.

     Any communication that is relevant to the conduct of Agilent’s business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairperson and any other independent director on request. The independent directors grant the General Counsel discretion to decide what correspondence shall be shared with Agilent management and specifically instruct that any personal employee complaints be forwarded to Agilent’s Human Resources Department.

Director Independence

     Agilent adopted the following standards for director independence in compliance with the NYSE corporate governance listing standards:

1. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with Agilent or any of its subsidiaries (either directly, or as a partner, stockholder or officer of an organization that has a relationship with Agilent). Agilent or any of its subsidiaries must identify which directors are independent and disclose the basis for that determination.

CORPORATE GOVERNANCE

In addition, a director is not independent if:

2. The director is, or has been within the last three years, an employee of Agilent or any of its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Agilent or any of its subsidiaries.

3. The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Agilent or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

4. (A) The director is a current partner or employee of a firm that is Agilent’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Agilent’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Agilent’s or any of its subsidiaries’ audit within that time.

5. The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Agilent’s or any of its subsidiaries’ current executive officers at the same time serves or served on that company’s compensation committee.

6. The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Agilent or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

     The Board determined that Paul N. Clark, James G. Cullen, Heidi Fields, Robert J. Herbold, Koh Boon Hwee, David M. Lawrence, M.D., A. Barry Rand and Tadataka Yamada, M.D. met the aforementioned independence standards. William P. Sullivan did not meet the aforementioned independence standards because he is Agilent’s current President and Chief Executive Officer and an employee of Agilent.

     Agilent’s non-employee directors meet at regularly scheduled executive sessions without management. As the Non-Executive Chairman of the Board, James G. Cullen was chosen to preside at executive sessions of the non-management directors.

Compensation Committee Member
Independence

     Agilent has adopted standards for compensation committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the compensation committee, the board of directors must consider all factors specifically relevant to determining whether such director has a relationship to Agilent or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

(A)	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Agilent to such director; and

(B)	whether such director is affiliated with Agilent, a subsidiary of Agilent or an affiliate of a subsidiary of Agilent.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board has four standing committees as set forth in the table below. Each director attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board.

Nominating/
		Audit and		Corporate
Director	Board	Finance	Compensation	Governance	Executive
Paul N. Clark	✓	✓		✓
James G. Cullen	CHAIR			CHAIR	CHAIR
Heidi Fields	✓	CHAIR		✓
Robert J. Herbold	✓	✓		✓
Koh Boon Hwee (1)	✓		CHAIR	✓
David M. Lawrence, M.D (1)			✓	✓
A. Barry Rand	✓		✓	✓
Tadataka Yamada, M.D.	✓		✓	✓
William P. Sullivan	✓				✓
No. of Meetings in FY2013	7	12	4	6	0

(1)

David M. Lawrence, M.D. served as Chairman of the Compensation Committee until November 20, 2013. Koh Boon Hwee was appointed Chairman of the Compensation Committee on November 21, 2013. Dr. Lawrence’s director term will expire at the Annual Meeting and he will not stand for re-election to the board.

     Agilent encourages, but does not require, its Board members to attend the annual stockholders meeting. Last year, all of our directors attended the annual stockholders meeting.

Audit and Finance Committee

     The Audit and Finance Committee is responsible for the oversight of the quality and integrity of Agilent’s consolidated financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. In discharging its duties, the Audit and Finance Committee is expected to:

  have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent registered public accounting firm;

  review and approve the scope of the annual internal and external audit;

  review and pre-approve the engagement of Agilent’s independent registered public accounting firm to perform audit and non-audit services and the related fees;

  meet independently with Agilent’s internal auditing staff, independent registered public accounting firm and senior management;

  review the adequacy and effectiveness of the system of internal control over financial reporting and any significant changes in internal control over financial reporting;

  review Agilent’s consolidated financial statements and disclosures including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports on Form 10-K or Form 10-Q;

CORPORATE GOVERNANCE
  establish and oversee procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

  review funding and investment policies, implementation of funding policies and investment performance of Agilent’s benefit plans;

  monitor compliance with Agilent’s Standards of Business Conduct; and

  review disclosures from Agilent’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independence of accountant’s communications with the audit committee.

Compensation Committee

     The Compensation Committee reviews the performance of Agilent’s elected officers and other key employees and determines, approves and reports to the Board on the elements of their compensation, including total cash compensation and long-term equity based incentives. In addition, the Compensation Committee:

  approves and monitors Agilent’s benefit plan offerings;

  supervises and oversees the administration of Agilent’s incentive compensation, variable pay and stock programs, including the impact of Agilent’s compensation programs and arrangements on Company risk;

  recommends to the Board the annual retainer fee as well as other compensation for non-employee directors;

  establishes comparator peer group and compensation targets based on this peer group for the Company’s named executive officers; and

  has sole authority to retain and terminate executive compensation consultants.

     For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Compensation Committee Report,” “Executive Compensation” and the Compensation Committee’s charter.

     The Compensation Committee also helps determine compensation for non-employee directors. The process the Compensation Committee undertakes for setting non-employee director compensation is similar to that of setting executive officer compensation. The Compensation Committee is aided by an independent consultant, currently Frederic W. Cook & Co., Inc. (“F.W. Cook”), who is selected and retained by the Compensation Committee. The role of the independent consultant is to measure and benchmark our non-employee director compensation against a certain peer group of companies with respect to appropriate compensation levels for positions comparable in the market. The independent consultant recommends appropriate retainers, committee chair retainers, grant values and stock ownership guidelines to the Compensation Committee. This information is reviewed, discussed and finalized at a Compensation Committee meeting and a recommendation is made to the full Board. The full Board makes the final determination on non-employee director compensation.

Nominating/Corporate Governance Committee

     The Nominating/Corporate Governance Committee proposes a slate of directors for election by Agilent’s stockholders at each annual meeting and recommends to the Board candidates to fill any vacancies on the Board. It is also responsible for reviewing management succession plans, recommending to the Board the appropriate Board size and committee structure and developing and reviewing corporate governance principles applicable to Agilent.

CORPORATE GOVERNANCE

     The Nominating/Corporate Governance Committee will consider director candidates recommended for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information About the Meeting” located at the end of this Proxy Statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

     Agilent typically hires a third party search firm to help identify and facilitate the screening and interview process of candidates for director. To be considered by the Nominating/Corporate Governance Committee, a director nominee must have:

  a reputation for personal and professional integrity and ethics;

  executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;

  breadth of experience;

  soundness of judgment;

  the ability to make independent, analytical inquiries;

  the willingness and ability to devote the time required to perform Board activities adequately;

  the ability to represent the total corporate interests of Agilent; and

  the ability to represent the long-term interests of stockholders as a whole.

     In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board in factors such as age, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating/Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and, personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. The search firm screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews. The Nominating/Corporate Governance Committee and Agilent’s Chief Executive Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board’s needs. We do not use a third party to evaluate current Board members.

     The Nominating/Corporate Governance Committee also administers Agilent’s Related Person Transactions Policy and Procedures. See “Related Person Transactions Policy and Procedures” for more information.

Executive Committee

     The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Committee has full authority to act on behalf of the Board, except that it cannot amend Agilent’s Bylaws, recommend any action that requires the approval of the stockholders, fill vacancies on the Board or any Board committee, fix director compensation, amend or repeal any non-amendable or

CORPORATE GOVERNANCE

non-repealable resolution of the Board, declare a distribution to the stockholders except at rates determined by the Board, appoint other committees or take any action not permitted under Delaware law to be delegated to a committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the table on page 16. During the most recent fiscal year, no Agilent executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on Agilent’s Compensation Committee.

     The members of the Compensation Committee are considered independent under the Company’s Board of Directors and Compensation Committee Independence Standards as set forth in the Company’s Amended and Restated Corporate Governance Guidelines.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

     The Company’s Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the Company. In addition, the Company has adopted a written Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”) that prohibits any of the Company’s executive officers, directors or any of their immediate family members from entering into a transaction with the Company, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction (within the meaning of Item 404(a) of the Securities and Exchange Commission’s Regulation S-K) involving the Company and any related person that would be required to be disclosed pursuant to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

     Under our Related Person Transactions Policy, the General Counsel must advise the Nominating/Corporate Governance Committee of any related person transaction of which she becomes aware. The Nominating/Corporate Governance Committee must then either approve or reject the transaction in accordance with the terms of the policy. In the course of making this determination, the Nominating/Corporate Governance Committee shall consider all relevant information available to it and, as appropriate, must take into consideration the following:

  the size of the transaction and the amount payable to the related person;

  the nature of the interest of the related person in the transaction;

  whether the transaction may involve a conflict of interest; and

  whether the transaction involved the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

     Under the Related Person Transactions Policy, Company management screens for any potential related person transactions, primarily through the annual circulation of a Directors and Officers Questionnaire (“D&O Questionnaire”) to each member of the Board of Directors and each officer of the Company that is a reporting person under Section 16 of the Securities Exchange Act of 1934. The D&O Questionnaire contains questions intended to identify related persons and transactions between the Company and related persons. If a related person transaction is identified, such transaction is brought to the attention of the Nominating/Corporate Governance Committee for its approval, ratification, revision, or rejection in consideration of all of the relevant facts and circumstances.

CORPORATE GOVERNANCE

     The Nominating/Corporate Governance Committee must approve or ratify each related person transaction in accordance with the policy. Absent this approval or ratification, no such transaction may be entered into by the Company with any related person.

     In March 2008, the Nominating/Corporate Governance Committee amended the Related Person Transactions Policy to provide for standing pre-approval of limited transactions with related persons. Pre-approved transactions include:

(a)	Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2 percent of that company’s total annual revenues.

(b)	Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000, or 2 percent of the charitable organization’s total annual receipts.

     Agilent will disclose the terms of related person transactions in its filings with the SEC to the extent required.

Transactions with Related Persons

     We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board of Directors have relationships as directors or executive officers. For transactions entered into during fiscal year 2013, no related person had or will have a direct or indirect material interest and none exceeded or fell outside of the pre-approved thresholds set forth in our Related Party Transaction Policy.

     The following list identifies which of these companies purchased more than $120,000 in products and services from us in fiscal 2013.

  Johnson & Johnson (“J&J”). Mr. James G. Cullen is a director of J&J. J&J, or its affiliates, purchased from Agilent an aggregate of approximately $10 million of products and services.

  Avnet, Inc. (“Avnet”). Mr. William P. Sullivan is a director of Avnet. Avnet, or its affiliates, purchased from Agilent an aggregate of approximately $1.2 million of products and services.

  URS Corporation (“URS”). Mr. William P. Sullivan is a director of URS. URS, or its affiliates, purchased from Agilent an aggregate of approximately $319,000 of products and services.

  Catalent Pharma Solutions (“Catalent”). Mr. Paul N. Clark is a director of Catalent. Catalent, or its affiliates, purchased from Agilent an aggregate of approximately $2.9 million of products and services.

  Harlan Laboratories, Inc. (“Harlan”). Mr. Paul N. Clark is a director of Harlan. Harlan, or its affiliates, purchased from Agilent an aggregate of approximately $360,000 of products and services.

  Campbell Soup Company (“Campbell”). Mr. A. Barry Rand is a director of Campbell. Campbell, or its affiliates, purchased from Agilent an aggregate of approximately $156,000 of products and services.

CORPORATE GOVERNANCE
  Takeda Pharmaceutical Co. Ltd. and Takeda Pharmaceuticals International, Inc. (collectively, “Takeda”). Dr. Tadataka Yamada is a director of Takeda Pharmaceutical Co. Ltd. and the Chief Medical and Scientific Officer of Takeda Pharmaceuticals International, Inc. Takeda or its affiliates, purchased from Agilent an aggregate of approximately $3.3 million of products and services.

  AAC Technologies Holdings Inc. (“AAC”). Mr. Koh Boon Hwee is the Chairman of AAC. AAC, or its affiliates, purchased from Agilent an aggregate of approximately $822,000 of products and services.

  Nanyang Technological University (“Nanyang”). Mr. Koh Boon Hwee is the Chair of the Board of Trustees of Nanyang. Nanyang, or its affiliates, purchased from Agilent an aggregate of approximately $1.6 million of products and services.

  Logitech International SA (“Logitech”). Mr. Didier Hirsch is a director of Logitech. Logitech, or its affiliates, purchased from Agilent an aggregate of approximately $186,000 of products and services.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 —	RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm to audit its consolidated financial statements for the 2014 fiscal year. During the 2013 fiscal year, PricewaterhouseCoopers LLP served as Agilent’s independent registered public accounting firm and also provided certain tax and other non-audit services. Although Agilent is not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

     Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Agilent’s Board recommends a vote FOR the ratification of the
Audit and Finance Committee’s appointment of
PricewaterhouseCoopers LLP as Agilent’s Independent Registered Public Accounting Firm.

Fees Paid to PricewaterhouseCoopers LLP

     The following table sets forth the aggregate fees charged to Agilent by PricewaterhouseCoopers LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2013 and 2012 fiscal years and for other services rendered during the 2013 and 2012 fiscal years to Agilent and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

		% of		% of
Fee Category:	Fiscal 2013	Total	Fiscal 2012	Total
Audit Fees	$4,984,000	83.1	$6,296,000	94.1
Audit-Related Fees	762,000	12.7	105,000	1.6
Tax Fees:
Tax compliance/preparation	245,000	4.1	285,000	4.3
Other tax services	0	0.0	0	0.0
Total Tax Fees	245,000	4.1	285,000	4.3
All Other Fees	4,000	0.01	4,000	0.0
Total Fees	$5,995,000	100	$6,690,000	100

     Audit Fees: Consists of fees billed for professional services rendered for the integrated audit of Agilent’s consolidated financial statements and its internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2013 and 2012 fees also consist of fees billed for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory reporting and regulatory filings or engagements, and attest services, except those not required by statute or regulation.

     Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Agilent’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Tax Fees: Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

     All Other Fees: Consists of fees for all other services other than those reported above. These services include a license for specialized accounting research software. Agilent’s intent is to minimize services in this category.

     In making its recommendation to ratify the appointment of PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm for the fiscal year ending October 31, 2014, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PricewaterhouseCoopers LLP are compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Policy on Audit and Finance Committee Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee, Heidi Fields, who may preapprove all audit and permissible non-audit services so long as her preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT

     The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

AUDIT AND FINANCE COMMITTEE REPORT

     During fiscal year 2013, the Audit and Finance Committee of the Board reviewed the quality and integrity of Agilent’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange Listing Standards. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has identified Heidi Fields as the Audit and Finance Committee’s “Financial Expert.” Agilent operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met twelve times, including telephone meetings, during the 2013 fiscal year.

     The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the U.S. Securities and Exchange Commission, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on “Governance Policies” in the “Corporate Governance” section of the Web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

     The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, Agilent’s independent registered public accounting firm, Agilent’s audited consolidated financial statements and Agilent’s internal control over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2013 fiscal year, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

     The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from Agilent. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that Agilent’s audited consolidated financial statements be included in Agilent’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013, and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

     Heidi Fields, Chairperson
     Paul N. Clark
     Robert J. Herbold

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

PROPOSAL 3 —	REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

     In 2009, our Board of Directors adopted and our stockholders approved the Agilent Technologies, Inc. 2009 Stock Plan (the “Plan”), including the list of potential performance goals and related provisions set forth in such Plan for awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and to satisfy New York Stock Exchange (“NYSE”) guidelines relating to equity compensation.

     This proposal does not seek any amendment of the existing provisions of, or performance goals contained within, the 2009 Stock Plan. Rather, this proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

     Section 162(m) generally does not allow a publicly-held corporation to deduct from its U.S. federal taxable income compensation above $1,000,000 that is paid in any taxable year to its chief executive officer or other named executive officers (excluding its chief financial officer). Compensation above $1,000,000 may be deducted if, among other things, it is payable upon the attainment of performance goals whose material terms are approved by the company’s stockholders. If the company’s compensation committee retains discretion to select which performance goals will apply to a particular performance period, Section 162(m) requires that the material terms of such performance goals be reapproved by the company’s stockholders every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal may be based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms is discussed below. Stockholder approval of this proposal is intended to constitute reapproval of the performance goals under the Plan for purposes of the approval requirements of Section 162(m).

     The performance goals set forth in the Plan were last approved by our stockholders five years ago, and there have been no changes to that list of potential performance goals since that time. In order to continue to provide us with the ability to deduct the performance-based compensation that we structure to comply with Section 162(m) and we pay to our Chief Executive Officer and our other named executive officers (other than our Chief Financial Officer) for an additional five years, we are submitting the list of performance goals and related provisions under our Plan to our stockholders for reapproval.

     Below is a summary of the material features of the Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan has been filed with the Securities and Exchange Commission with the Proxy Statement filed on January 27, 2009, and any stockholder who wishes to obtain a copy of the Plan may do so by written request to the Secretary at Agilent’s headquarters in Santa Clara, California.

Purpose of the Plan

     The purpose of the Plan is to encourage ownership in the Company by its employees, directors and consultants whose long-term employment by or involvement with the Company is considered essential to the Company’s continued progress and, thereby, aligning the interests of the award recipients and stockholders and permitting the award recipients to share in the Company’s success. The Plan provides an essential component of the total compensation package offered to the Company’s key employees. It reflects the importance placed by the Company on motivating employees to achieve superior results over the long term and paying employees based on that kind of achievement. The

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

Company strongly believes that its equity compensation programs and emphasis on employee stock ownership have been integral to the Company’s progress and that a continuation of those programs and that emphasis is necessary for the Company to achieve superior performance in the future.

     Certain awards under the Plan are intended to qualify as performance-based compensation under the Code, provided that such grants are made in the form of option grants, stock appreciation rights (“SARs”), or are performance shares or performance units based on one or more of the performance measures specified below. However, in the event that the Administrator (as defined below in “Administration of the Plan”) of the Plan determines that it is advisable to grant awards that use measures other than those specified below, any such awards will not qualify for the performance-based exception under Section 162(m) of the Code.

Key Features of the Plan

     The Plan contains features that the Board believes are consistent with the interests of stockholders and sound governance principles. These features include the following:

  Flexibility and Performance Ties. The variety of equity and cash awards permitted under the Plan affords flexibility with respect to the design of long-term incentives that are responsive to evolving regulatory changes and compensation best practices and incorporate tailored, performance-based measures.

  No Discount Options. Stock options or SARs may not be granted or awarded with a then-established exercise price of less than the fair market value (“FMV”) of Agilent’s common stock on the date of grant or award. FMV is the quoted closing sales price on the stock exchange or a national market system with the highest trading volume.

  No Repricings. The repricing of stock options and stock appreciation rights is prohibited without stockholder approval. This prohibition applies both to repricings that involve lowering the exercise price of a stock option or SAR as well as repricings that are accomplished by canceling an existing award and replacing it with a lower-priced award.

  Fungible Share Pool. The Plan design recognizes the greater intrinsic value of a full share award including restricted stock, restricted stock units, performance shares and performance stock units. Accordingly, the Plan’s share reserve is reduced by 2 shares for every 1 full value share awarded. Stock option and SAR awards reduce the reserve on a 1-to-1 basis.

  Clawback feature. The Plan allows the Company to cancel or freeze unvested awards, or require the return of amounts received pursuant to plan awards, if the award recipient has engaged in behavior that is detrimental to the business or reputation of the Company.

  No Liberal Share Accounting. Shares withheld for tax payments or to pay the exercise price, shares repurchased on the open market with the proceeds of an option exercise price, or shares not issued or delivered as a result of the net settlement of an outstanding award, will not be added back into the Plan reserve.

  Compensation Committee Oversight. The Plan will be administered by Agilent’s Compensation Committee as the Administrator, which is comprised solely of non-employee, independent directors.

  No Annual “Evergreen” Provision. The Plan provides for a specific number of shares of Agilent common stock available for awards and does not contain an annual or automatic increase in the number of available shares.

  Performance-Based Compensation. The Plan is structured to permit awards that satisfy the performance-based compensation requirements of section 162(m) of the Code so as to enhance deductibility of compensation provided under the Plan.

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

Qualifying Performance-Based Compensation

     The Administrator may specify that the grant, retention, vesting, or issuance of any award, (whether in the form of a stock option, SAR, restricted stock, RSU or a performance award) or the amount to be paid out under any award, be subject to or based on performance objectives or other standards of financial performance and/or personal performance evaluations, whether or not established and administered in accordance with the requirements of Section 162(m) of the Code for awards intended to qualify as “performance-based compensation” thereunder. The number of shares issued or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

Establishment of Performance Goals

     At the beginning of each performance period the Administrator will establish performance goals applicable to the performance awards. To the extent that performance conditions under the Plan are applied to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more of the following criteria and any objectively verifiable adjustment(s) thereto permitted and preestablished by the Administrator in accordance with Section 162(m) of the Code, as determined by the Administrator in its sole discretion:

Performance Criteria
  sales revenue;
  gross margin;
  operating margin;
  return on equity;
  operating income;
  pre-tax profit;
  net income;
  expenses;
  the market price of the shares;
  earnings per share;
  return on stockholder equity;
  return on capital;
  earnings before interest, taxes and depreciation and amortization;

  return on net assets;
  economic value added;
  market share;
  customer service;
  customer satisfaction;
  safety;
  total stockholder return;
  free cash flow;
  size adjusted growth in earnings;
  individual performance;
  other criteria or any combination of the above criteria

     The performance goals may be based on one or more business criteria, one or more business units or divisions of the Company, its subsidiaries or affiliates, or the Company as a whole, and if so desired by the Administrator, by comparison with a peer group of companies. Performance awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator may determine, provided that, if the performance awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, such additional terms and conditions are also not inconsistent with Section 162(m) of the Code.

Administration of the Plan

     The Plan may be administered by the Board or any of its committees (“Administrator”) and, it is currently administered by the Compensation Committee, which committee satisfies the requirements of Section 162(m) regarding a committee of two or more “outside directors”, as well as a committee of “non-employee directors” for purposes of Rule 16b-3. The Administrator has the power in its discretion to grant awards under the Plan, to determine the terms of such awards, to interpret the

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

provisions of the Plan and to take action as it deems necessary or advisable for the administration of the Plan. In accordance with the terms of the Plan, the Plan may be administered by different committees with respect to different groups of participants in the Plan.

Number of Authorized Shares

     The total number of shares authorized and available for issuance under the Plan is 25,000,000, plus any shares subject to awards previously granted under the 1999 Plan for which such awards are forfeited, expired or become unexercisable without having been exercised in full. Using Agilent’s closing stock price on December 31, 2013, we anticipate that the remaining share reserve will be sufficient to cover all Company stock awards through fiscal 2015. Shares granted as options or SARs will be counted against this limit as one share for every one share granted. Shares granted as awards other than options or SARs will be counted against this limit as two shares for every one share granted. The maximum number of options or SARs under the Plan that may be granted in any one fiscal year to an individual participant may not exceed 1,500,000 shares. Notwithstanding the foregoing, in connection with a participant’s initial service, such participant may be granted awards for up to an additional 1,000,000 shares that will not count against this limit. Shares issued under the Plan may be currently authorized but unissued shares, or shares currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

     In the event of certain changes in the capitalization of the Company the Administrator will adjust the number and class of shares available for issuance under the Plan and to prevent dilution or enlargement of rights. Except as described below, shares subject to an award under the Plan or under the 1999 Plan that are terminated, expire unexercised, or are forfeited, or repurchased by the Company at their original purchase price shall be available for subsequent awards under the Plan. Any shares that again become available for issuance under the Plan will be added back on a one to one basis for shares subject to options or SARs (as defined below in “Types of Awards under the Plan”), or on a two to one basis for awards other than options or SARs.

     Awards granted in assumption of, or in substitution for, awards previously granted by a company acquired by, or merged into, the Company or a Subsidiary (“Substitute Awards”) will not reduce the shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. Further, shares available for grant under stock plans assumed by the Company in an acquisition may be added to the available share reserve under the Plan.

     Payments of the exercise price or applicable taxes made by delivery of shares to, or withholding of shares by, the Company in satisfaction of a participant’s obligations, or shares repurchased on the open market with the proceeds of an option exercise price, will not result in additional shares becoming available for subsequent awards under the Plan.

Eligibility and Participation

     Eligibility to participate in the Plan is limited to employees (including officers), directors and consultants of Agilent, its affiliates or subsidiaries, as determined by the Administrator. Participation in the Plan is at the discretion of the Administrator. As of November 1, 2013, there were approximately 20,600 eligible employees.

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

Types of Awards under the Plan

     The Plan authorizes the Administrator to grant awards, individually or collectively, to participants in any of the following forms, subject to such terms, conditions, and provisions as the Administrator may determine to be necessary or desirable:

  incentive stock options (“ISOs”);

  nonstatutory stock options (“NSOs”);

  stock appreciation rights;

  restricted stock;

  restricted stock units (“RSUs”);

  performance shares and performance units with performance-based conditions to vesting or exercisability; and

  cash awards.

Options and SARs

     Stock options entitle the option holder to purchase shares at a price established by the Administrator. Options may be either ISOs or NSOs, provided that only employees may be granted ISOs. SARs entitle the SAR holder to receive cash equal to the positive difference (if any) between the fair market value of shares on the trading date and the exercise price. The Company currently awards only NSOs to its executives, employees and nonemployee directors. In fiscal year 2013, approximately 105 employees were classified as executives and there were eight nonemployee directors. The Company does not currently have a practice of awarding ISOs or SARs.

     Exercise Price

     The Administrator will determine the exercise price of an option and a SAR at the date of grant, which price, except in the case of Substitute Awards, may not be less than 100% of the fair market value of the underlying shares on the date of grant. The Plan prohibits any repricing, replacement, regrant or modification of stock options or SARs that would reduce the exercise price of the stock options or SARs without stockholder approval, other than in connection with a change in the Company’s capitalization or Substitute Awards.

     Vesting/Expiration of Options

     The Administrator may determine the terms under which options and SARs will vest and become exercisable. The Company’s current practice is to vest options at 25% per year over 4 years, with a 10-year option term, except where different vesting or option terms are required or are advisable under local law.

     Special Limitations on ISOs

     If options were to be granted as ISOs, these options would be subject to certain additional restrictions imposed on ISOs by the Code including, but not limited to, restrictions on the post-termination exercise period of such options, the status of the individual receiving the grant and the number of options that could become exercisable for the first time by a participant in a given calendar year. In addition, to receive the favorable tax treatment afforded ISOs described below, these options would be required to comply with certain post-termination exercise periods. Furthermore, if shares acquired upon exercise of an ISO are disposed of by a participant prior to the expiration of two years from the date of grant or one year from the date of exercise, or otherwise in a “disqualifying disposition” under the Code, the participant would have federal income tax consequences as described under “—U.S. Federal Income Tax Consequences”.

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

     Exercise of Options

     An option holder may exercise his or her option by giving written notice to the Company or a duly authorized agent of the Company stating the number of shares for which the option is being exercised and tendering payment for such shares. The Administrator may, in its discretion, accept cash, check or wire transfer, previously acquired shares (valued at their fair market value on the date of exercise) and consideration under a cashless exercise program, or a combination thereof as payment.

     Surrender or Exchange of SARs

     Upon surrender of a SAR, a participant will be entitled to receive cash, shares or a combination thereof, as specified in the award agreement, having an aggregate fair market value equal to the excess of (i) the fair market value of one share as of the date on which the nontandem SAR is exercised over (ii) the base price of the shares covered by the nontandem SAR, multiplied by the number of shares covered by the SAR, or the portion thereof being exercised.

     Termination of Options and SARs

     In the event that a participant’s service with the Company or its subsidiaries terminates prior to the expiration of an option or SAR, the Participant’s right to exercise vested options or SARS shall be governed by the terms of the applicable award agreement approved by the Administrator at the time of grant.

Stock Awards and Performance Shares

     Stock awards, including restricted stock, RSUs, performance shares and performance units, may be issued either alone, in addition to, or in tandem with other awards granted under the Plan. Stock awards may be denominated in shares or units payable in shares (e.g. RSUs), and may be settled in cash, shares, or a combination of cash and shares. Restricted stock granted to participants may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Administrator. The Administrator may also impose additional restrictions on a participant’s right to dispose of or to encumber restricted stock, including the satisfaction of performance objectives.

     The Company currently grants RSUs to certain employees who are not executives of the Company (the company did make one RSU grant to its CEO in fiscal year 2014). Grants are typically made once a year and vest 25% per year over 4 years unless different vesting is required or advisable under local law. The Company currently grants performance-based RSUs annually to its executives pursuant to the Long Term Performance Program (“LTP” or the “LTP Program”). LTP awards are generally designed to meet the criteria of a performance award with the performance metrics and peer group comparison set at the beginning of the performance period and are not thereafter modified. LTP awards are paid out based upon a 3-year performance period and only if the established performance criteria have been met, as determined by the Administrator. The Company also makes New Executive Stock Awards to newly hired or promoted executives, which are RSUs that mirror the LTP performance criteria for a 3-year performance period that is already in progress when an executive is first hired or is first promoted to an executive position.

     In addition, the Company grants RSUs to nonemployee directors (referred to in the Plan as “Deferred Shares”) which are subject to payment and deferral rules intended to comply with Section 409A of the Code.

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

Termination of Stock Awards

     In the event that a participant’s service with the Company or its subsidiaries terminates prior to the vesting of a stock award, that award will be forfeited unless the terms of the award, as approved by the Administrator at the time of grant, provide for accelerated vesting or provide for continued vesting for retirees.

Cash Incentive Awards

     The Administrator may grant “cash incentive awards” under the Plan, which is the grant of a right to receive a payment of cash (or in the discretion of the Administrator, shares of common stock having value equivalent to the cash otherwise payable) that are contingent on achievement of performance objectives over a specified period established by the Administrator. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Administrator, including provisions relating to deferred payment.

Limited Transferability of Awards

     The Administrator retains the authority and discretion to permit an award (other than an ISO) to be transferable as long as such transfers are made by a participant to the participant’s immediate family or trusts established solely for the benefit of one or more members of the participant’s immediate family. Awards may otherwise not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the beneficiary designation, will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Tax Withholding

     The Administrator may require payment, or withhold payments made by the Plan, to satisfy applicable withholding tax requirements.

Change in Control

     Unless otherwise determined by the Administrator and set forth in the applicable award agreement, in the event of certain transactions described in the Plan constituting a change in control or the sale of substantially all of the assets of the Company for which a participant is performing services, all awards will fully vest immediately prior to the closing of the transaction. The foregoing shall not apply where such awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a change of control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

     In the event of the dissolution or liquidation of the Company, the Administrator in its sole discretion may provide for an option or SAR to be fully vested and exercisable until ten days prior to such transaction, or such shorter reasonable period of time as the Administrator may establish in its discretion. In addition, the Administrator may provide that any restrictions on any award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed transaction.

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

Termination and Amendment of the Plan

     The Board may amend, suspend or terminate the Plan or the Administrator’s authority to grant awards under the Plan without the consent of stockholders or participants; provided, however, that any amendment to the Plan will be submitted to the Company’s stockholders for approval if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval. Except in the event of certain changes in the capitalization of the Company, the total number of shares authorized and available for issuance under the Plan may not be increased by the Company without stockholder approval. Any such amendment, suspension, or termination may not materially and adversely affect the rights of a participant under any award previously granted without such participant’s consent.

     It is the intention of the Company that, to the extent that any provisions of the Plan or any awards granted under the Plan are subject to Section 409A of the Code (relating to nonqualified deferred compensation), the Plan and the awards comply with requirements of Section 409A of the Code. Further, it is the intention of the Company that the Plan and awards granted under it that are subject to Section 409A of the Code will be interpreted and administered in good faith in accordance with such requirements and that the Administrator will have the authority to amend any outstanding awards to conform to the requirements of Section 409A.

Term of Plan

     Unless earlier terminated by the Board, the Plan will terminate on March 11, 2019, ten years after its initial approval by the stockholders of the Company at the 2009 Annual Meeting.

U.S. Federal Income Tax Consequences

     Stock options. There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NSO under the Plan. Upon exercise of an NSO, the option holder generally will recognize ordinary income in an amount equal to: (i) the fair market value, on the date of exercise, of the acquired shares, less (ii) the exercise price of the NSO. Provided the Company satisfies applicable reporting requirements, it will be entitled to a tax deduction in the same amount.

     Upon the exercise of an ISO, an option holder generally recognizes no immediate ordinary taxable income. Provided that certain holding periods are met, income recognition is deferred until the option holder sells the shares. If the ISO is exercised no later than three months after the termination of the option holder’s employment, and the option holder does not dispose of the shares so acquired within two years from the date the ISO was granted and within one year after the exercise of the ISO, the gain on the sale will be treated as long-term capital gain. Certain of these employment requirements are liberalized in the event of an option holder’s death or disability while employed by the Company.

     Generally, the Company will not be entitled to any tax deduction for the grant or exercise of an ISO. If, however, the shares are not held for the full term of the holding period outlined above, the gain on the sale of such shares, being the lesser of: (i) the fair market value of the shares on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income, and provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction in the same amount. The excess of the fair market value of the shares acquired upon exercise of an ISO over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Code.

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

     SARs. There will be no federal income tax consequences to either a participant or the Company upon the grant of a SAR. However, the participant generally will recognize ordinary income upon the exercise of a SAR in an amount equal to the aggregate amount of cash and the fair market value of the shares received upon exercise. Provided the Company satisfies applicable reporting requirements, the Company will be entitled to a deduction equal to the amount included in the participant’s income.

     RSUs & Restricted Stock. Except as otherwise provided below, there will be no federal income tax consequences to either a participant or the Company upon the grant of restricted stock or an RSU. When an RSU is settled, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received or, if the RSU is paid in cash, the amount payable. With respect to restricted stock, the participant will recognize ordinary income in an amount equal to the excess, if any that the participant paid for the shares over the fair market value of the shares on the earlier of (i) the date of vesting; and (ii) the date the shares become transferable. Subject to Section 162(m) of the Code, and the Company satisfies applicable reporting requirements, the Company will be entitled to a corresponding deduction. Notwithstanding the above, a recipient of a restricted stock grant may make an election under Section 83(b) of the Code, within thirty days after the date of the grant, to recognize ordinary income as of the date of grant and the Company will be entitled to a corresponding deduction at that time.

     Performance Awards. There will be no federal income tax consequences to a participant or the Company upon the grant of qualifying performance-based compensation awards. Participants will generally recognize taxable income upon the payment of an award, and subject to Section 162(m) of the Code, the Company generally will be entitled to a deduction equal to the amount includible in the participant’s income.

     Golden Parachute Payments. Awards that are granted, accelerated or enhanced upon the occurrence of, or in anticipation of, a change in control may give rise, in whole or in part, to “excess parachute payments” under Section 280G and Section 4999 of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and the Company would be denied a deduction with respect to, any “excess parachute payments.”

     As part of certain change of control agreements with us, we offer our officers gross ups related to this excise tax under Section 4999 of the Code. For more information, see “Compensation Discussion and Analysis” and “Termination and Change of Control Table” below.

     Section 162(m) of the Code. Section 162(m) of the Code (“Section 162(m)”) generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation,” that complies with conditions imposed by Section 162(m) rules and the material terms of such compensation are disclosed to and approved by stockholders (e.g., see “—Qualifying Performance-Based Compensation” above). Stock options, SARs and performance awards granted under the Plan and described above are intended to constitute qualified performance-based compensation eligible for such exceptions. Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of guidance thereunder, Agilent cannot guarantee that the award under the Plan will qualify for exemption under Section 162(m). The Administrator will, in general, seek to qualify compensation paid to the Company’s executive officers for deductibility under Section 162(m), although the Administrator believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Administrator’s judgment, it is in the Company’s best interest to do so.

REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2009 STOCK PLAN

Equity Compensation Plan Information

     The following table summarizes information about our equity compensation plans as of October 31, 2013. All outstanding awards relate to our common stock.

Number of Securities
		Weighted-average	Remaining Available for
	Number of Securities	Exercise Price of	Future Issuance under
	to be Issued upon	Outstanding	Equity Compensation Plans
	Exercise of	Options,	(Excluding Securities
	Outstanding Options,	Warrants and	Reflected in Column
Plan Category	Warrants and Rights	Rights	(a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders (1) (2) (3)	13,155,214	$32	50,231,877
Equity compensation plans not
approved by security holders	—	—	—
Total	13,155,214	$32	50,231,877
____________________

(1)	The number of securities remaining available for future issuance in column (c) includes 37,709,692 shares of common stock authorized and available for issuance under the Agilent Technologies, Inc. Employee Stock Purchase Plan (“423(b) Plan”). The number of shares authorized for issuance under the 423(b) Plan is subject to an automatic annual increase of the lesser of one percent of the outstanding common stock of Agilent or an amount determined by the Compensation Committee of our Board of Directors. Under the terms of the 423(b) Plan, in no event shall the aggregate number of shares issued under the Plan exceed 75 million shares. The number of securities to be issued upon exercise of outstanding options, warrants and rights in column (a) does not include shares of common stock issued to participants in consideration of the aggregate participant contributions under the 423(b) Plan totaling $23 million as of October 31, 2013.

(2)	We issue securities under our equity compensation plans in forms other than options, warrants or rights. On November 19, 2008 and March 11, 2009, the Board and the stockholders, respectively, approved the Agilent Technologies, Inc. 2009 Stock Plan (“2009 Plan”) to replace the company’s 1999 Plan and 1999 Non-Employee Director Stock Plan for awards of stock-based incentive compensation to our employees (including officers), directors and consultants. The 2009 Plan provides for the grant of awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units with performance-based conditions to vesting or exercisability, and cash awards. The 2009 Plan has a term of ten years.

(3)	We issue securities under our equity compensation plans in forms which do not require a payment by the recipient to us at the time of exercise or vesting, including restricted stock, restricted stock units and performance units. Accordingly, the weighted-average exercise price in column (b) does not take these awards into account.

     For additional information about the 2009 Stock Plan, we encourage you to review the entire text of the plan, a copy of which was filed as part of the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 27, 2009.

Agilent’s Board recommends a vote FOR the reapproval of the material terms of the performance goals and related provisions under the 2009 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code.

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of December 31, 2013, concerning each person or group known by Agilent, based on filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to own beneficially more than 5% of the outstanding shares of our Common Stock

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
BlackRock, Inc.	25,383,216	(1)	7.6%
40 East 52nd Street
New York, NY 10022
T. Rowe Price Associates, Inc.	20,141,678	(2)	5.7%
100 E. Pratt Street
Baltimore, MD 21202

(1)	Based solely on information contained in a Schedule 13G/A filed with the SEC on January 28, 2014 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 20,772,768 shares and sole dispositive power with respect to 25,383,216 shares.

(2)	Based solely on information contained in a. Based solely on information contained in a Schedule 13G filed with the SEC on February 13, 2013 by T. Rowe Price Associates, Inc. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 5,075,293 shares and sole dispositive power with respect to 20,141,678 shares.

     The following table sets forth information, as of December 31, 2013, concerning:

  the beneficial ownership of Agilent’s common stock by each director and each of the named executive officers included in the Summary Compensation Table herein; and

  the beneficial ownership of Agilent’s common stock by all directors and executive officers as a group.

     The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of March 1, 2014, 60 days after December 31, 2013, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

	Number of		Number of	Total Number		Total Shares
	Shares of		Shares Subject	of Shares	Director	Beneficially Owned
	Common		to Exercisable	Beneficially	Deferred	Plus Underlying
Name of Beneficial Owner	Stock		Options (1)	Owned (2)	Stock (3)	Units
William P. Sullivan	243,244		957,485	1,200,729	0	1,200,729
Paul N. Clark	764		27,746 (4)	28,510	51,441	79,951
James G. Cullen	13,590	(5)	29,993	43,583	51,197	94,780
Heidi Fields	14,703		38,489	53,192	36,837	90,029
Robert J. Herbold	33,259	(6)	35,025	68,284	0	68,284
Didier Hirsch	4,236	(7)	181,654	185,890	0	185,890
Koh Boon Hwee	38,422		29,993	68,415	8,853	77,269
Lars Holmkvist (8)	0		0	0	0	0
David M. Lawrence, M.D.	3,858	(9)	38,489	42,347	37,599	79,946
Michael R. McMullen	76,213		298,513	374,726	0	374,726
Ronald S. Nersesian	48,935		0	48,935	0	48,935
A. Barry Rand	11,198		38,489	49,687	37,018	86,705
Nicolas Roelofs (10)	71,876		0	71,876	0	71,876
Tadataka Yamada, M.D.	8,175		0	8,175	6,425	14,600
All directors and executive officers as a group (18) persons (11)	620,146		2,186,376	2,806,522	229,370	3,035,892

COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)	“Exercisable Options” means options that may be exercised as of March 1, 2014.

(2)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the 333,053,113 shares of Common Stock outstanding, as of December 31, 2013.

(3)	Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Deferred Compensation Plan for Non-Employee Directors as to which voting or investment power exists.

(4)	Consists of vested options gifted to Mr. Clark’s Family LLC.

(5)	Includes 3,000 shares held by Mr. Cullen’s Family Limited Partnership.

(6)	Includes 28,259 shares held by Mr. Herbold’s Revocable Trust

(7)	Includes 100 shares held by Mr. Hirsch’s spouse

(8)	Mr. Holmkvist served as our Senior Vice President, Agilent and President, Life Sciences and Diagnostics Group until he resigned from the Company on December 12, 2013.

(9)	Includes 2,336 shares of held for the benefit of Dr. Lawrence’s children in the Lawrence 2000 Irrevocable Trust of which Dr. Lawrence and his spouse are the trustees.

(10)	Mr. Roelofs served as our Senior Vice President, Agilent and President, Life Sciences Group until September 18, 2013. Mr. Roelofs remained an employee of Agilent through October 31, 2013.

(11)	Includes 123,549 direct and indirect shares, and 510,500 exercisable options for a total of 634,049 shares held by executive officers not separately listed in this table. Includes holdings of Dr. Lawrence who will not stand for re-election as a director at the Annual Meeting. Excludes holdings of (a) Mr. Roelofs, our former Senior Vice President, Agilent and President Life Sciences Group, whose employment with the company terminated on October 31, 2013 and (b) Lars Holmkvist, our former Senior Vice President, Agilent and President Life Sciences and Diagnostics Group until he resigned from the Company on December 12, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires Agilent’s directors, executive officers and holders of more than 10% of Agilent common stock to file reports with the SEC regarding their ownership and changes in ownership of Agilent stock. Agilent believes that during the 2013 fiscal year, its executive officers, directors and holders of 10% or more of our common stock complied with all Section 16(a) filing requirements with the following exceptions:

  A Form 4 was filed with the SEC on April 1, 2013 reporting a transaction by Michael McMullen which occurred on March 27, 2013.

  An amended Form 4 was filed with the SEC on December 10, 2013 reporting a transaction by Michael McMullen which occurred on September 19, 2013 and was not included in the original Form 4 filed with the SEC on September 23, 2013.

  A Form 4 was filed with the SEC on April 1, 2013 reporting a transaction by Ronald Nersesian which occurred on March 27, 2013.

  A Form 4 was filed with the SEC on April 1, 2013 reporting a transaction by Nicolas Roelofs which occurred on March 27, 2013.

     In making these statements, Agilent has relied upon examination of copies of Forms 3, 4 and 5 provided to Agilent and the written representations of its directors and officers.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Directors who are employed by Agilent do not receive any compensation for their Board services. As a result, Mr. Sullivan, an employee of Agilent, received no additional compensation for his Board services. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within Agilent’s peer group. The non-employee director’s compensation plan year begins on March 1 of each year (the “Plan Year”).

     The table below sets forth the annual retainer, equity grants and committee premiums for the non-employee directors and the Non-Executive Chairman for the 2013 Plan Year:

Summary of Non-Employee Director Annual Compensation for the 2013 Plan Year

			Committee Chair	Audit Committee
	Cash Retainer (1)	Equity Grant (2)	Premium (3)	Member Premium (4)
Non-employee director	$90,000	$180,000 in value of a stock grant	$15,000	$10,000
Non-Executive
Chairman	$245,000	$180,000 in value of a stock grant	Not eligible	$10,000

(1)	Each non-employee director may elect to defer all or part of the cash compensation to the 2005 Deferred Compensation Plan for Non-Employee Directors. Any deferred cash compensation is converted into shares of Agilent common stock.

(2)	The stock will be granted on the later of (i) March 1 or (ii) the first trading day after each Annual Meeting of Stockholders. The number of shares underlying the stock grant is determined by dividing $180,000 by the average fair market value of Agilent’s common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant. Voluntary deferral is available as an option for the non-employee directors.

(3)	Non-employee directors (excluding the Non-Executive Chairman) who serve as the chairperson of a Board committee receive a “committee chair premium” of $15,000 in cash, paid at the beginning of each Plan Year.

(4)	Non-employee directors (including the Non-Executive Chairman) who serve as a member of the Audit and Finance Committee receive an additional $10,000 in cash, paid at the beginning of each Plan Year.

     A non-employee director who joins the Board of Directors after the start of the Plan Year will have his or her cash retainer, equity grant and committee chair premium pro-rated based upon the remaining days in the Plan Year that the director will serve.

     In September 2013, the Compensation Committee and the Board, based on the recommendation of the Compensation Committee’s independent compensation consultant, F.W. Cook, concluded that the current non-employee director compensation is competitive with Agilent’s peer group and would remain unchanged for the 2014 Plan Year.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non-Employee Director Compensation for Fiscal Year 2013

     The table below sets forth information regarding the compensation earned by each of Agilent’s non-employee directors during the fiscal year ended October 31, 2013:

Non-Employee Director Compensation for Fiscal Year 2013
	Cash	Committee		Stock
	Retainer	Fees		Awards	Total
Name	($) (1)	($) (1)		($) (2) (3)	($)
Paul N. Clark	$90,000	$10,000	(5)	$177,013	$277,013
James G. Cullen (4)	$245,000	—		$177,013	$422,013
Heidi Fields	$90,000	$25,000	(5) (6)	$177,013	$292,013
Robert J. Herbold	$90,000	$10,000	(5)	$177,013	$277,013
Koh Boon Hwee	$90,000	—		$177,013	$267,013
David M. Lawrence, M.D.	$90,000	$15,000	(7)	$177,013	$282,013
A. Barry Rand	$90,000	—		$177,013	$267,013
Tadataka Yamada, M.D.	$90,000	—		$177,013	$267,013

(1)	Reflects all cash compensation earned during fiscal year 2013, whether or not any of the cash compensation was deferred into Agilent common stock pursuant to the 2005 Deferred Compensation Plan for Non-Employee Directors. The number of shares of Agilent common stock received in lieu of cash is determined by dividing the dollar value of the deferred cash amount by the twenty (20) day average fair market value for the applicable deferral date. The aggregate number of shares of Agilent common stock deferred by each non-employee director is set forth in the footnotes to the Beneficial Ownership Table included in this proxy statement.

(2)	Reflects the aggregate grant date fair value for stock awards granted in fiscal year 2013 calculated in accordance with FASB ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 4 under the heading “Valuation Assumptions” of the Notes to the Consolidated Financial Statements in the Company’s 2013 Annual Report on Form 10-K.

(3)	A supplemental table following these footnotes sets forth: (i) the aggregate number of stock awards and option awards outstanding at fiscal year-end; (ii) the aggregate number of stock awards granted during fiscal year 2013; and (iii) the grant date fair market value of equity awards granted by Agilent during fiscal year 2013 to each of our non-employee directors.

(4)	Mr. Cullen has served as the Non-Executive Chairman of the Board since March 1, 2005.

(5)	Ms. Fields and Messrs. Clark and Herbold served as members of the Audit and Finance Committee during fiscal year 2013.

(6)	Includes $15,000 paid to Ms. Fields for chairing the Audit and Finance Committee during fiscal year 2013.

(7)	Dr. Lawrence served as the chair of the Compensation Committee during fiscal year 2013.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Additional Information With Respect to Director Equity Awards

     The following table provides additional information on the outstanding equity awards at fiscal year-end and awards granted during fiscal year 2013 for non-employee directors.

				Grant Date Fair Value of
	Stock Awards	Option Awards	Stock Awards	Stock
	Outstanding at	Outstanding at	Granted During	Awards Granted in
	Fiscal Year-End	Fiscal Year-End	Fiscal Year 2013	Fiscal Year 2013
Name	(#) (1)	(#)	(#)	($) (1) (2)
Paul N. Clark	—	27,746	4,250	$177,013
James G. Cullen	—	38,489	4,250	$177,013
Heidi Fields	—	38,489	4,250	$177,013
Robert J. Herbold	—	38,489	4,250	$177,013
Koh Boon Hwee	—	38,489	4,250	$177,013
David M. Lawrence, M.D.	—	38,489	4,250	$177,013
A. Barry Rand	—	38,489	4,250	$177,013
Tadataka Yamada, M.D.	—	—	4,250	$177,013

(1)	Stock awards granted to non-employee directors vest immediately upon grant.

(2)	Reflects the aggregate grant date fair value of stock awards granted in fiscal year 2013, calculated in accordance with FASB ASC Topic 718.

Non-Employee Director Reimbursement Practice for Fiscal Year 2013

     Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

Non-Employee Director Stock Ownership Guidelines

     In 2005, the company adopted a policy that requires each non-employee director to own Agilent shares having a value of at least three times the annual cash retainer. In May 2010, the Compensation Committee, based on the recommendation of the Committee’s independent compensation consultant, F.W. Cook, amended the guidelines to increase the alignment of the non-employee directors’ interest with stockholder interests by requiring each non-employee director to own Agilent shares having a value of at least six times an amount equal to $90,000 (for the 2013 Plan Year). The shares counted toward the ownership guidelines include shares owned outright and the shares of Agilent stock in the non-employee director’s deferred compensation account. For recently appointed non-employee directors, these ownership levels must be attained within five years from the date of their initial election or appointment to the board of directors. As of September 2013, all of our incumbent non-employee directors had achieved the recommended ownership level except for Dr. Yamada who was appointed to the Board in January 2011 and has until January 2016 to meet the ownership requirements.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 4 —	NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF AGILENT’S NAMED EXECUTIVE OFFICERS

     The stockholders of Agilent are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement. The stockholder vote is an advisory vote only and is not binding on Agilent or its Board of Directors. The Company currently intends to submit the compensation of the Company’s named executive officers annually, consistent with the advisory vote of the stockholders at the Company’s 2011 Annual Meeting.

     Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

     As described more fully in the “Compensation Discussion & Analysis” on pages 41 to 59 and in the Summary Compensation Table and subsequent tables on pages 59 to 72, the Company’s named executive officers, as identified on page 41 are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

     Fiscal year 2013 was successful for Agilent despite uncertainties in the economy. Consistent with our philosophy to pay for performance, our CEO’s total direct compensation for the fiscal year was aligned with our annual total shareholder return.

     Agilent also has several compensation governance programs in place as described on pages 43 to 44, and 56 to manage compensation risk and align Agilent’s executive compensation with long-term stockholder interests. These programs include:

  a compensation recoupment policy;

  an independent compensation committee and compensation consultant a hedging and insider trading policy;

  stock ownership guidelines; and

  an annual risk assessment.

     We are requesting your non-binding vote to approve the compensation of the Company’s named executive officers as described on pages 41 to 72, including the Summary Compensation Table and subsequent tables on pages 59 to 72 of the proxy statement.

Vote Required

     The affirmative vote of a majority of the shares of Agilent common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Agilent’s Board recommends a vote FOR the approval of the compensation of
Agilent’s named executive officers for fiscal 2013.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

     The Compensation Committee is responsible for Agilent’s executive compensation program as well as the program’s underlying philosophy and related policies. The “Executive Compensation” section of this Proxy Statement presents the detailed compensation arrangements for our named executive officers (“NEOs”) for fiscal year 2013, which were determined by the Compensation Committee.

     In this Compensation Discussion and Analysis, we first provide an Executive Summary. We next discuss the Compensation Committee’s process for deciding the compensation of our NEOs and the role of management in such decisions. Finally, we discuss and analyze the Compensation Committee’s specific decisions regarding fiscal year 2013 compensation for the NEOs and other related matters.

     For the fiscal year ended October 31, 2013, our NEOs and their titles were as follows:

  William P. Sullivan, President and Chief Executive Officer (“CEO”)

  Didier Hirsch, Senior Vice President, Chief Financial Officer (“CFO”)

  Michael R. McMullen, Senior Vice President, Agilent, President, Chemical Analysis Group (“CAG”)

  Ronald S. Nersesian, Executive Vice President, Agilent, President and Chief Executive Officer, Keysight (1)

  Lars Holmkvist, former Senior Vice President, Agilent, President, Life Sciences and Diagnostics Group (“LDG”) (2)

  Nicolas H. Roelofs, former Senior Vice President, Agilent, President, Life Sciences Group (“LSG”) (3)
____________________
(1)	Mr. Nersesian was appointed as Executive Vice President, Agilent, and President and Chief Executive Officer, Keysight, effective September 18, 2013.

(2)	Mr. Holmkvist came to Agilent as part of the 2012 acquisition of Dako, a cancer diagnostics company. He served as Dako’s CEO from 2009 to 2012. From September 2012 to September 2013 he served as President of Agilent’s Diagnostics and Genomics Group. He was promoted to Senior Vice President in September 2013. Mr. Holmkvist resigned from the company on December 12, 2013.

(3)	Mr. Roelofs’ last day as an executive officer was September 18, 2013 and he has entered into a Separation Agreement and General Release with Agilent. Mr. Roelofs remained an employee of Agilent through October 31, 2013.

Executive Summary

     In September 2013, we announced our plan to separate into two publicly traded companies; one in the life sciences, diagnostics and applied markets that will retain the Agilent name (“New Agilent”), and the other that will be comprised of Agilent’s current portfolio of electronic measurement (EM) products (“Keysight”). Mr. Sullivan and the Board felt that shareholders would be better served by splitting into two companies that could each focus on their specific markets. As a result, health care investors and electronic measurement investors will be able to more effectively value each of the respective businesses. Our executive compensation programs have remained substantially the same for several years and we do not anticipate that the compensation philosophy will change as a result of the future spin-off of Keysight. We believe our programs are effectively designed, with a focus on pay for performance. Our programs are well aligned with the interests of our shareholders and are instrumental to achieving our business strategy. In determining executive compensation for fiscal year 2013, the Compensation Committee considered the overwhelming stockholder support (94% approval of votes cast) that the “Say-on-Pay” proposal received at our March 21, 2012 annual meeting of stockholders. As a result, the Compensation Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future. Fiscal year 2013 was successful for Agilent despite uncertainties in the economy. Consistent with our philosophy to pay for performance, our CEO’s total direct compensation for the fiscal year was aligned with our annual total shareholder return.

COMPENSATION DISCUSSION AND ANALYSIS

     As set forth above, the primary focus of our compensation philosophy is to pay for performance. This philosophy is executed with the following compensation governance provisions:

  An annual opportunity for stockholders to cast an advisory vote on executive compensation as described in Proposal 4 on page 40;

  Stock ownership guidelines for officers and directors;

  An independent Compensation Committee;

  An independent Compensation Committee compensation consultant, F.W. Cook;

  Prohibitions on executive officers engaging in hedging transactions or pledging our securities as collateral for loans;

  A compensation recoupment or clawback policy that applies to executive officers as described further below (the “Executive Compensation Recoupment Policy”); and

  An annual review and assessment of potential compensation-related risks, conducted independently for the Committee by F.W. Cook, which for fiscal year 2013 concluded that our compensation program (including all incentive and commission arrangements at all levels) does not encourage behaviors that would create material risk for Agilent.

Compensation Philosophy

     The main objectives of our executive compensation program are to pay for performance while aligning executives’ interests with shareholder interests. Our pay levels are reasonable and competitive to attract and retain the best talent and structure pay to support our business objectives with appropriate rewards for short-term operating results and long-term shareholder value creation. Accordingly, we structure our executive compensation program with three basic direct elements:

     Base Salary. Base salaries have historically accounted for 20% or less of total compensation for our NEOs. This element is intended to establish the minimum or base-line competitive compensation level that sits beneath the variable compensation components. The remaining 80% or more of our total compensation is performance-based as described below.

     Short-Term Cash Incentives. We use financial metrics such as revenue growth, operating margin and ROIC, as well as strategic objectives, to determine our short-term cash performance incentives. The short-term incentives are used to provide a competitive element of total direct compensation and to focus the efforts of our executives on critical operating and strategic goals that are best measured within annual periods, where there is downside risk for underperforming and upside reward for success.

     Long-Term Incentives. Our long-term incentives consist of a combination of (1) stock options that vest over four years and have a 10-year term and (2) performance shares that vest at the end of a three-year period based on continued employment and our relative Total Shareholder Return (“TSR”) versus peer companies. The purpose of the long-term incentives is to provide a competitive element of total direct compensation, enable employment retention, facilitate executive stock ownership, and reward for multi-year shareholder value creation through the performance of our stock as measured against (1) historical prices and (2) the shareholder return of our peers.

     Our target total compensation for each NEO will vary based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance. These three factors are considered in positioning salaries, adjusting earned short-term incentives and determining long-term incentive grant values.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance

     Although a primary element of Agilent’s compensation philosophy is to pay for performance, the context for that element includes the following compensation governance policies:

  Recoupment Policy;

  Hedging and Insider Trading Policy;

  Stock Ownership Guidelines; and

  Risk Assessment.

     Recoupment Policy

     In July 2009, the Compensation Committee adopted an Executive Compensation Recoupment Policy that applies to all of our executive officers covered by Section 16 of the Securities Exchange Act. Under this Policy, in the event of (A) a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), or (B) fraud or misconduct by an executive officer, the Compensation Committee will, in the case of a restatement, review all short and long-term incentive compensation awards that were paid or awarded to executive officers for performance periods beginning after July 14, 2009 that occurred, in whole or in part, during the restatement period. In the case of fraud or misconduct, the Committee will consider actions to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as the Committee deems appropriate.

     These actions may include without limitation, to the extent permitted by governing law, requiring reimbursement of compensation, causing the cancellation of outstanding restricted stock or deferred stock awards, stock options, and other equity incentive awards, limiting future awards or compensation, and requiring the disgorgement of profits realized from the sale of Agilent stock to the extent such profit was, in part or in whole, resulting from fraud or misconduct. The Compensation Committee will amend the policy, as necessary, to comply with the final SEC rules regarding the recoupment policies of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

     Hedging and Insider Trading Policy

     In 2010, our insider trading policy was updated to expressly bar ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning Agilent stock. We also prohibit officers and directors from pledging Agilent securities as collateral for loans. In addition, we prohibit our officers, directors and employees from purchasing or selling Agilent securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act of 1934 so that they can prudently diversify their asset portfolios and exercise their stock options before their scheduled expiration dates.

     Stock Ownership Guidelines

     Our stock ownership guidelines are designed to encourage our NEOs and other executive officers to achieve and maintain a significant equity stake in Agilent and more closely align their interests with those of our stockholders. The guidelines provide that the CEO should accumulate and hold, within five years from election to his or her position, an investment level in our stock equal to a specified multiple of his or her annual base salary. The guidelines further provide that the CFO and other executive officers should accumulate and hold, within five years from appointment to their executive officer positions, an investment level in our stock equal to the lesser of either (1) a specified multiple of their annual base salary or (2) direct ownership of a certain level of shares of Agilent stock.

COMPENSATION DISCUSSION AND ANALYSIS

     The investment level as a multiple of annual base salary or direct ownership guidelines is set forth below:

	Investment Level =	Direct Ownership of
	Multiple of Annual	Agilent Stock
Level	Base Salary	(# of Shares)
CEO	6X	N/A
CFO/COO	3X	80,000
All other executive officers	3X	40,000

     An annual review is conducted to assess compliance with the guidelines. By the end of fiscal year 2013, all of our NEOs had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

     Risk Assessment

     F.W. Cook conducts an annual review of Agilent’s compensation related risks. The risk assessment conducted during fiscal year 2013 confirmed that Agilent’s executive compensation program is well designed to encourage behaviors aligned with the long-term interests of shareholders. F.W. Cook also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies in place to mitigate compensation-related risk, including stock ownership guidelines, insider-trading prohibitions, the Executive Compensation Recoupment Policy, and independent Compensation Committee oversight.

Peer Groups

     NEO Compensation Peer Group

     At the beginning of each fiscal year, the Compensation Committee meets with F.W. Cook, the Compensation Committee’s current independent compensation consultant, to review and approve the peer group companies that satisfy our selection criteria. F.W. Cook has been the Compensation Committee’s consultant for a number of years and is considered one of the premier independent compensation consulting firms in the country. The peer group for fiscal year 2012 consisted of 46 technology and life sciences companies with annual revenues between $3 billion and $15 billion. In 2012, with the help of F.W. Cook, the Compensation Committee decided to change the selection criteria for the peer group for fiscal year 2013 to provide greater focus on our product, capital market, and labor competitors. The peer group for fiscal year 2013, as noted below, consists of 29 product, capital market and labor market competitors with revenues between $1.8 billion and $18 billion or between 0.25x and 2.5x times Agilent’s projected revenue of about $7 billion for fiscal year 2013. The range of annual revenues for peer group members was determined so that Agilent’s size measured in annual revenue would be at the median of the peer group. The 29 companies are all in the S&P 500 Information Technology, Health Care and Industrials Sectors. A comparison between the old and new comparator groups showed an insignificant statistical impact on compensation levels between the two groups. This peer group data is used to set each NEO’s compensation. For the CEO, COO, CFO and business unit presidents’ positions, F.W. Cook used the compensation information reported in the public filings of our peer group companies to make our comparisons and adjusted the data to reflect the age of the reported information.

COMPENSATION DISCUSSION AND ANALYSIS

Bard (C.R.) *	Harris Corporation	PerkinElmer *	Stryker *
Baxter International Inc.	JDS Uniphase *	Precision Castparts *	Textron *
Becton Dickinson	Juniper Networks, Inc.	Qualcomm, Inc.	Thermo Fischer Scientific, Inc.
Boston Scientific Corporation	L-3 Communications *	Rockwell Automation	Tyco International *
Carefusion	Life Technologies Corporation	Rockwell Collins Inc.	Varian Medical Systems *
Cooper Industries *	Medtronic	Roper Industries *	Waters *
Covidien PLC	Motorola Solutions *	St Jude Medical Inc.	Zimmer Holdings, Inc.
Danaher *
____________________

*	New peer group companies were added in fiscal year 2013 because they satisfied the above peer group selection criteria.

Note:	The following companies did not satisfy our selection criteria and were removed from the peer group in fiscal year 2013 as each was either no longer in the technology, life sciences or industrial industries; not product, capital market and labor competitors or did not have projected revenues between $1.8 billion and $18 billion for fiscal year 2013; Adobe Systems, Advanced Micro Devices, Amgen, Applied Materials, Automatic Data Processing, Biogen, Broadcom, CA, Celgene, eBay, Electronic Arts, Fidelity National, Fiserv, Forest Laboratories, Gilead Sciences, Jabil Circuit, Lexmark, Micron Technology, NetApp, NVIDIA, Pitney Bowes, Quest Diagnostics, SAIC, SanDisk, Symantec, Texas Instruments, Visa, Watson Pharmaceuticals, Western Digital and Yahoo.

     TSR Peer Group for the Long-Term Performance Program

     The Compensation Committee believes that an expanded peer group is more appropriate for determining TSR under the Company’s Long-Term Performance (“LTP”) Program, as an expanded peer group provides a broader index for comparison and better alignment with shareholder investment choices. Therefore, the Compensation Committee uses the companies in the S&P 500 Information Technology, Health Care and Industrials Sectors Indexes (approximately 182 companies) for determining TSR under the LTP Program. The S&P 500 constituent list is maintained by the S&P Index Committee, which is available at www.standardandpoors.com/indices/main/en/us. Any change in the expanded peer group is due to Standard & Poor’s criteria for inclusion in the index.

Process and the Role of Management

     For fiscal year 2013, the Compensation Committee retained F.W. Cook as its compensation consultant. F.W. Cook performs no other work for Agilent, does not trade Agilent stock; has an Independence Policy that is reviewed annually by F.W. Cook’s Board of Directors; and proactively notifies the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee found no conflict of interest with F.W. Cook during fiscal year 2013.

     To determine total compensation for the upcoming fiscal year, the Compensation Committee considers 1) the performance of each individual executive for the last fiscal year, 2) the most recent peer group data from F.W. Cook, and 3) our business and strategic goals for the coming fiscal year. F.W. Cook presents and analyzes market data, for benchmarking each individual position, and provides insight to market practices for the Compensation Committee’s actions, but it does not make any specific compensation recommendations on the individual NEOs. The Compensation Committee determines the form and amount of compensation for all executive officers after considering the market data and company, business unit and individual performance. For fiscal year 2013, F.W. Cook advised the Compensation Committee on a wide spectrum of compensation matters, including but not limited to:

  Criteria used to identify peer companies for executive compensation and performance metrics;

  Evaluation of our total direct compensation levels and mix for the NEOs and four other senior officers;

  Mix of long-term incentives, grant types and allocation of stock options and full value shares; and

  Reviewing various other proposals presented to the Compensation Committee by management.

COMPENSATION DISCUSSION AND ANALYSIS

     The Compensation Committee also reviews detailed tally sheets for the CEO and other NEOs. Tally sheets used for 2013 included all elements of executive compensation listed in the section under “Fiscal Year 2013 Compensation”, including potential compensation to our NEOs in the event of a change of control.

     The Compensation Committee, which is composed solely of independent members of the Board, operates under a Board-approved charter that spells out the Committee’s major duties and responsibilities. This charter is available on Agilent’s website at http://www.investor.agilent.com/phoenix.zhtml?c=103274&p=irol-govhighlights.

     The CEO and the Senior Vice President, Human Resources consider the responsibilities, performance and capabilities of each of the Company’s executive officers, including the NEOs, other than the CEO, and what compensation package they believe will incent each to achieve the targeted results for Agilent. The Senior Vice President, Human Resources does not provide input on setting her own compensation. A comprehensive analysis is conducted using a combination of the market data based on our peer group and the survey data mentioned above, performance against targets, and overall performance assessment. This data and analysis is used as the primary consideration to determine if an increase in compensation is warranted and the amount and type of any increase for each of the total compensation components for the then-current fiscal year. After consulting with the Senior Vice President, Human Resources, the CEO makes compensation recommendations, other than for his own compensation, to the Compensation Committee at the first Compensation Committee meeting of the fiscal year. The Compensation Committee does not assign specific weights to individual items, but rather exercises its business judgment to set the compensation of the Company’s executive officers, including the NEOs.

CEO Compensation

     The Compensation Committee establishes the CEO’s compensation based on a thorough review of the CEO’s performance that includes: (i) an objective assessment against agreed-to metrics set by the Compensation Committee; (ii) tally sheets, (iii) market data from F.W. Cook, (iv) a self-evaluation by the CEO that the Compensation Committee discusses with the independent directors; and (v) a qualitative evaluation of the CEO’s performance that is developed by the independent directors, including each member of the Compensation Committee, in executive session. The CEO’s total direct compensation package is reviewed annually by the Compensation Committee, which then presents its recommendation to the other independent directors for review and comment. The Compensation Committee then makes the final determinations on compensation for the CEO.

Fiscal Year 2013 Compensation

     For compensation paid to the NEOs in fiscal year 2013, we targeted a range between the 25th to the 75th percentile of our peer group because the Compensation Committee believes that the Company fits within this range on the basis of projected revenues of $7.3 billion (as projected at the beginning of fiscal year 2013), market capitalization and number of employees, as shown below. The Compensation Committee also chose this range in order to attract, retain and motivate our executives as well as to provide rewards for job performance, skill set, prior experience, time in the position and/or with Agilent, and superior achievement in current business conditions. Our compensation targets for the NEOs (and actual compensation delivered) are in line with our total shareholder return relative to our peer group for fiscal year 2013 and for the last three completed fiscal years.

COMPENSATION DISCUSSION AND ANALYSIS

     The following illustrates that Agilent is approximately between the 50th and 75th percentile of the peer group based on revenue, market capitalization, number of employees, and 1-Year total shareholder return:

	Revenues as of each		Number of
	company’s most	Market	Employees	3-Year	1-Year
	recent fiscal year	Capitalization on	as of	TSR	TSR
	end on 9/30/2012*	9/30/2012	10/31/2012	end on	end on
	(in millions) ($)	(in millions) ($)	(#)	10/31/2013	10/31/2013
25th Percentile	$3,776	$7,352	9,869	41.9%	23.3%
Median	$6,000	$10,748	21,750	59.8%	39.1%
75th Percentile	$11,574	$21,505	34,475	85.0%	42.8%
Agilent Technologies, Inc.	$6,626	$13,419	20,500	48.5%	42.5%
Agilent Technologies, Inc. Percentile Rank				28th	69th

* Agilent’s actual Revenue for FY13 (ending 10/31/13) was $6.8B.

     Our NEOs’ target total compensation for fiscal year 2013 varied from 95% to 112% of the 50th percentile of the peer group for each position. Actual earned variable compensation relative to target depends on the performance as discussed below.

     Our executives’ total compensation packages reflect Agilent’s philosophy of aligning pay with performance and rewarding top talent. Accordingly, long-term incentive awards, which for fiscal year 2013 consisted primarily of stock options and performance-based stock awards, represent the largest element of pay for senior executives in order to encourage creation of lasting value for our stockholders by directly tying executive compensation to our success and our stockholders’ interests.

     For fiscal year 2013, approximately 78% of our CEO’s and 60% of our NEOs’ total direct compensation consisted of long-term incentives and is “at-risk”— which means that this component varies year to year depending on Agilent’s stock price and relative total shareholder return (TSR) versus our peers.

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay-for-Performance Alignment

     The following table illustrates the pay-for-performance alignment for Mr. Sullivan by tracking his total direct compensation (TDC) (comprised of base salary, annual cash bonus and long-term incentives (LTI) as reported in the Summary Compensation Table) in each of the last 5 fiscal years against the changes to Agilent’s indexed TSR over the same period. The numbers shown as the indexed TSR for each year are based on the dollar amount a stockholder would have held at the end of the indicated fiscal year assuming the stockholder invested $100 in Agilent common stock on October 31, 2008.

Base Salary

     Our salaries reflect the responsibilities of each NEO, the competitive market for comparable professionals in our industry, and are set to create an incentive for executives to remain with Agilent. Base salaries and benefits packages are the fixed components of our NEOs’ compensation and do not vary with company performance. NEOs’ base salaries are set by considering benchmark market data as well as the performance of each NEO.

     Our NEOs’ base salaries for fiscal year 2013 varied from 89% to 102% of the 50th percentile of the peer group for each position. This does not include Mr. Holmkvist, who became an NEO in September 2013 and is no longer with the company. In November 2012, the Committee increased the base salaries for Mr. William Sullivan, from $990,000 to $1,050,000; Mr. Didier Hirsch, from $575,000 to $600,000; and Mr. Ronald Nersesian, from $650,000 to $750,000, to compensate each one appropriately against their respective peers.

Short-Term Cash Incentives

     The Performance-Based Compensation Plan applies to our NEOs and provides the opportunity for cash awards every six months linked to specific annual financial goals and strategic goals for the overall company and the four major lines of business, EMG, CAG, LSG and DGG. Annual cash incentives are paid to reward achievement of critical shorter-term operating, financial and strategic measures and goals that are expected to contribute to shareholder value creation over time. Financial goals for each six-month period are pre-established by the Compensation Committee at the beginning of the period, based on recommendations from management and approval by the Compensation Committee. The financial goals are based on Agilent’s fiscal year 2013 financial plan established by the Board of Directors. After the Compensation Committee certifies the calculations

COMPENSATION DISCUSSION AND ANALYSIS

of performance against the goals for each period, payouts, if any, are made in cash. Metrics and goals cannot be changed after they have been approved by the Compensation Committee. The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. Our NEOs’ target bonus amounts for fiscal year 2013 varied from 98% to 120% of the 50th percentile of the peer group for each position. This does not include Mr. Holmkvist, who became an NEO in September 2013 and is no longer with the company.

     For fiscal year 2013, the awards under the Performance-Based Compensation Plan were calculated by multiplying the individual’s base salary for the performance period by the individual’s target award percentage and the performance, determined as follows:*

H1 Financial	Annual Salary / 2	X	Individual Target Bonus (varies by individual)	X	Financial Portion Target Bonus (75%)	X	Attainment % (based on actual individual performance)

H2 Financial
FY Strategic	Annual Salary	X	Individual Target Bonus (varies by individual)	X	Strategic Portion Target Bonus (25%)	X	Attainment % (based on actual individual performance)

*	For fiscal year 2013, the target award for Mr. Holmkvist was calculated based on full year performance and not by fiscal year half. For fiscal year 2013, Mr. Hirsch was not assigned to any strategic objectives.

Financial Target Metrics

     The Performance-Based Compensation Plan financial target metrics were based on (1) Agilent’s ROIC and Agilent’s revenue goals for Mr. Sullivan, Mr. Hirsch and Mr. Nersesian and (2) the respective business unit’s ROIC and revenue goals for Mr. McMullen and Mr. Roelofs. In addition, 30% of Mr. McMullen’s and Mr. Roelofs’ target bonus for the first half and second half of fiscal year 2013 was also subject to metrics and targets of the combined Chemical Analysis and Life Sciences groups (“CAG/LSG”) so as to facilitate co-operation between CAG and LSG. Mr. Holmkvist’s financial target metrics were based on Dako operating profit and revenue goals.

     The Compensation Committee chose those metrics because:

  Revenue places focus on our continued growth; and

  ROIC measures how efficiently and effectively management deploys capital.

  Operating Profit measures the profit earned from normal core business operations but does not include profit earned from interest and taxes.

     We believe that sustained ROIC levels greater than our cost of capital create wealth for our stockholders.

     ROIC is a non-GAAP measure and defined as income (loss) from operations less other (income) expense and taxes, divided by the average of the three most recent quarter-end balances of assets less net current liabilities.

     Operating Profit (segment level) is a non-GAAP measure defined as revenue less the sum total of cost of products and services, research and development expense and selling, general and administrative expenses.

COMPENSATION DISCUSSION AND ANALYSIS

     To determine earned awards, we use payout matrices that link the metrics and reflect threshold-to-maximum opportunities based on various achievement levels of the metrics. No awards are paid unless the ROIC or Operating Profit Percentage threshold is achieved. The maximum award under the plan is capped at 200% of the target award. The target metrics set for our short-term incentives and their corresponding results were as follows:

First Half FY13
		ROIC				Revenue
	Threshold	Target	Max	Results		Target	Max	Results
	(% or Mil)	(% or Mil)	(% or Mil)	(% or Mil)	Achievement	(Mil)	(Mil)	(Mil)	Achievement
Agilent	9%	18%	24%	16%	Below Target	$3,609	$3,970	$3,412	Below Target
CAG/LSG	9%	19%	25%	19%	Above Target	$1,631	$1,795	$1,631	At Target
CAG*	11%	22%	29%	22%	At Target	$1,112	$1,223	$1,108	At Target
LSG	9%	18%	26%	19%	Above Target	$806	$887	$806	At Target
DAKO**	$25	$50	$75	$59	Above Target	$373	$410	$381	Above Target

Second Half FY13
		ROIC				Revenue
						Target	Max	Results
	Threshold	Target	Max	Results	Achievement	(Mil)	(Mil)	(Mil)	Achievement
Agilent	9%	19%	25%	16%	Below Target	$3,700	$4,071	$3,370	Below Target
CAG/LSG	10%	21%	28%	22%	Above Target	$1,680	$1,848	$1,657	Below Target
CAG*	11%	22%	29%	24%	Above Target	$1,134	$1,247	$1,127	Below Target
LSG	11%	22%	31%	24%	Above Target	$839	$923	$829	Below Target

Note: There are no thresholds for Revenue metrics.
____________________

*	CAG targets and results are based on CAG Divisions plus all CAG/LSG Consumables plus all CAG/LSG Services.

**	For fiscal year 2013, Dako’s financial metrics consisted of Dako Operating Profit and Dako Revenue. The goals were measured for the full fiscal year and not by fiscal half.

Strategic Component

     For fiscal year 2013, under the Performance-Based Compensation Plan we continued to utilize annual strategic goals to align each NEO’s specific business group objectives (for those NEOs with specific business groups) with the company’s overall business objectives. These goals tie each NEO’s achievement to their specific business objectives. Each NEO had strategic objectives for fiscal year 2013, with the exception of Mr. Hirsch. The strategic component is established within the time prescribed by Section 162(m) of the Internal Revenue Code and is determined on an annual basis. The strategic component accounts for 25% of the total target bonus for each NEO. The maximum payout per NEO for satisfaction of the strategic component is the lesser of (1) up to 200% of strategic objective performance results or (2) 0.5% of non-GAAP pre-tax earnings.

     Non-GAAP pre-tax earnings is defined as earnings before income taxes that exclude primarily the impact of integration costs, acquisition fair value adjustments, restructuring and asset impairment charges, business acquisition and separation costs, non-cash intangibles amortization as well as gains and losses from the sale of investments and disposals of businesses.

COMPENSATION DISCUSSION AND ANALYSIS

     The Compensation Committee has full authority to exercise negative discretion and to consider subjective performance against individual strategic objectives. The strategic objectives set for our short-term incentives were as follows:

FY13 Strategic Objectives
		Emerging			Market	Operating	Market
	Organic	Markets	Gross	DGG	Release of	Profit	Share	Operational
Name	Growth	Growth	Margins	Revenue	Key Products	Growth	Gains	Efficiency
William P. Sullivan	X	X	X	X
Didier Hirsch
Lars Holmkvist					X
Michael R. McMullen	X	X	X			X
Ronald S. Nersesian	X	X	X	X
Nicolas Roelofs	X	X	X			X	X	X

     Our Compensation Committee set the monetary value of the fiscal year 2013 short-term incentive targets based on a percent of base salary for each NEO. The Compensation Committee also considered the relative responsibility of each NEO. Each NEO’s short-term incentive target for fiscal year 2013 was set between 70% and 150% of base salary (depending on his position), as follows:

Fiscal Year 2013 Short-Term Incentive Payout Table*

	Expressed as a % of base salary
					Annual FY13
					Strategic		Total Target Short-Term
	First Half FY13		Second Half FY13		Objectives		Incentives for FY13
	Target	Actual	Target	Actual	Target	Actual	Target	Actual
Name	Award	Award	Award	Award	Award	Award	Award	Award
William P. Sullivan	56%	46%	56%	43%	38%	27%	150%	117%
Didier Hirsch	40%	33%	40%	31%	—	—	80%	64%
Lars Holmkvist**	53%	66%	—	—	18%	17%	70%	83%
Michael R. McMullen	30%	30%	30%	33%	20%	17%	80%	81%
Ronald S. Nersesian	38%	31%	38%	29%	25%	18%	100%	78%
Nicolas Roelofs	30%	32%	30%	33%	20%	17%	80%	82%
____________________

*	Financial performance is measured and paid out each fiscal half; performance against strategic objectives is measured and paid out annually.

**	Mr. Holmkvist’s financial metrics were based on the full fiscal year and not by fiscal year half.

     The payouts under the Performance-Based Compensation Plan for fiscal year 2013 are provided in the table below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table”.

					Annual FY13 Strategic
	First Half FY13		Second Half FY13		Objectives		Actual Short-Term
	Target	Actual	Target	Actual	Target	Actual	Incentives Paid for
	Incentive	Award	Incentive	Award	Incentive	Award	the Fiscal Year
Name	($)	($)	($)	($)	($)	($)	($)
William P. Sullivan	$590,625	$487,266	$590,625	$453,187	$393,750	$288,422	$1,228,875
Didier Hirsch	$240,000	$198,000	$240,000	$184,152	—	—	$382,152
Lars Holmkvist*	$492,759	$620,876	—	—	$164,253	$156,040	$776,916
Michael R. McMullen	$172,500	$174,596	$172,500	$191,920	$115,000	$99,188	$465,704
Ronald S. Nersesian	$281,250	$232,031	$281,250	$215,803	$187,500	$137,344	$585,178
Nicolas Roelofs	$165,000	$175,610	$165,000	$181,635	$110,000	$94,948	$452,193
____________________

*	Mr. Holmkvist’s financial metrics were based on the full fiscal year and not by fiscal year half.

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentives

     For fiscal year 2013, the Compensation Committee granted long-term incentives with target values for each NEO that were between approximately the 25th and 75th percentiles of stock grant values for comparable executives at peer companies. Stock grant values were delivered as follows:

  Approximately half the value was in the form of stock options calculated using the Black-Scholes model and 20-day average closing price of our common stock prior to grant. The exercise price of the option was the closing price of our common stock on the date of grant.

  The remaining value of the long-term award is a target stock award, delivered under the LTP Program, and determined by dividing the remaining value by the Monte-Carlo valuation factor. The resulting final stock payout award may range from 0 to 200% of the originally set target and, if earned, is awarded in the form of unrestricted shares.

     Targeting approximately half of the long-term incentive value in a stock option and half of the value in performance shares keeps focus on improving Agilent’s stock price and Agilent’s stock price performance relative to its peers.

     The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each NEO and is partially derived from the peer group data provided by the Compensation Committee’s independent compensation consultant. The target value also reflects the Compensation Committee’s judgment on the relative role of each NEO’s position within Agilent, as well as the performance of each NEO.

	Number & Type of Award			Total Target Value
	Stock Options	Performance	Restricted	of Long Term-
Name	(#) [1]	Stock Units (#) [1]	Stock Units (#)	Incentive Awards ($)
William P. Sullivan	340,000	86,469	—	$8,500,000
Didier Hirsch	78,000	19,837	—	$1,950,000
Lars Holmkvist	—	20,345	—	$1,000,000
Michael R. McMullen	72,000	18,311	—	$1,800,000
Ronald S. Nersesian	140,000	35,605	—	$3,500,000
Nicolas Roelofs	60,000	15,259	—	$1,500,000
____________________

(1)	Regular stock options and performance stock units were granted on November 21, 2012.

     Mr. Holmkvist’s fiscal year 2013 long-term incentive was awarded all in performance shares. Since performance shares under our LTP program vest 100% after three years and have the potential to provide our executives with share ownership, this grant was given to encourage retention and focus his interest on Agilent’s stock price growth, which depends, in part, on Dako’s success.

     In addition to Mr. Holmkvist’s annual long-term incentive grant for fiscal year 2013, he was granted a long-term cash retention performance bonus that covers both fiscal year 2013 and fiscal year 2014. The target award is approximately 41.2M Danish Kroner, which is about $7.5 million (USD). The two-year performance metrics are (1) Dako Revenue and Operating Profit and (2) Agilent Genomics Solutions Division sales through Dako channels (“GSD Sales”).

     To determine the earned award for Mr. Holmkvist, we will use a payout matrix that links the metrics and reflects the threshold-to-maximum opportunities based on various achievement levels of the metrics. No award will be paid unless the Revenue and Operating Profit thresholds are achieved. The maximum award is capped at 200% of the target award. In order to receive a payout,

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Holmkvist must remain in his current position and perform his current responsibilities through the end of fiscal year 2014. The payout, if any, will be paid after the conclusion of fiscal year 2014. The target metrics set for this award are as follows:

FY13-FY14
			Revenue			Operating Profit
		% of Long-term	Threshold	Target	Max	Threshold	Target	Max
Name	Metric	bonus	(Mil)	(Mil)	(Mil)	(Mil)	(Mil)	(Mil)
	Dako Revenue & OP	80%	$694	$816	$938	$52	$135	$218
Lars Holmkvist	GSD Sales	20%	$51	$60	$69	—	—	—

     The Compensation Committee has established rolling three-year performance periods for determining earned awards under our LTP Program and uses relative TSR as a single metric. This metric aligns with shareholder interests as higher TSR results in higher potential returns for shareholders as well as ensuring a correlation between performance and payouts. As noted above, our short-term incentive program focuses on ROIC and Revenue and they drive internal business strategies that in turn impact our TSR.

     For purposes of determining the awards, relative TSR reflects (i) the aggregate change in the 20-day average closing price of Agilent’s stock versus each of the companies in Agilent’s LTP Program peer group, each as measured at the beginning and end of the three-year performance period plus (ii) the value (if any) returned to shareholders in the form of dividends or similar distributions, assumed to be reinvested quarterly on a pre-tax basis.

Performance Stock Units Earned in Fiscal Year 2013

     The performance shares earned in fiscal year 2013 were based on relative TSR versus all companies in the S&P 500 Information Technology, Health Care and Industrials Sectors Indexes for fiscal year 2011 through fiscal year 2013. The performance schedule determined by the Compensation Committee in fiscal year 2011 was as follows:

Payout as a % of

Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

COMPENSATION DISCUSSION AND ANALYSIS

     Performance shares are completely “at-risk” compensation because Agilent’s performance must be at or above the 25th percentile in order for the individuals to receive a payout. The performance shares will then pay out linearly for each level of performance as illustrated below:

Percentile Performance Relative to Performance Peer Group
Agilent Relative Total Shareholder Return

     Agilent’s TSR performance relative to peers and the payout percentages for the LTP Program for the past 5 years are set forth in the following table:

Fiscal Year	Agilent TSR Relative Rank to Peer Group	Payout %
2011 - 2013	45.8%	87.0%
2010 - 2012	46.9%	91.0%
2009 - 2011	54.9%	120.0%
2008 - 2010	59.6%	138.0%
2007 - 2009	50.9%	104.0%

     The table below sets forth the targeted number of shares for the performance period covering fiscal year 2011 through fiscal year 2013 and the shares earned at 87% of target and the cash value of the shares based on the closing price of Agilent’s common stock on November 20, 2013. On November 20, 2013, the Compensation Committee certified the TSR results and approved the payout at 87% for the performance period concluded on October 31, 2013. The payout of these awards was made in November 2013.

Fiscal Year 2011 - 2013 LTP Program Payout Table

	Target Awards	Payout at 87%	Cash Value of
	(Shares)	(Shares)	Payout at 87% ($) [1]
William P. Sullivan	72,150	62,770	$3,360,078
Didier Hirsch	15,460	13,450	$719,979
Lars Holmkvist	—	—	—
Michael R. McMullen	16,491	14,347	$767,995
Ronald S. Nersesian	21,645	18,831	$1,008,023
Nicolas Roelofs	14,430	12,554	$672,016
____________________

(1)	Reflects the fair market value of the shares based on the closing stock price of Agilent’s common stock on November 20, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Equity Grant Practices

     The Compensation Committee generally makes grants of stock awards to our NEOs at the first Compensation Committee meeting of our fiscal year. Awards are neither timed to relate to the price of Agilent’s stock nor to correspond with the release of material non-public information, although grants are generally made when Agilent’s trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such grants. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Compensation Committee meeting following the employee’s start date. When an employee retires from Agilent, all unvested restricted stock units and/or stock options granted on or after November 17, 2010 continue to vest per the original terms of the grant. Grants prior to November 17, 2010 have accelerated vesting upon retirement.

Benefits

     Agilent’s global benefits philosophy is to provide NEOs with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2013, the CEO and other NEOs were eligible to receive the same benefits that are generally available to other Agilent employees.

     In addition to the company-wide benefits, Agilent’s NEOs have company-paid financial counseling through a third party service to assist with their personal finances. We believe that providing this service gives our NEOs a better understanding of their pay and benefits, allowing them to concentrate on Agilent’s future success. NEOs are also provided executive physical examinations, for which we cover the costs that are not otherwise covered under each NEO’s chosen health plan. We believe that the executive physical is a prudent measure to help ensure the health of our executives. Both the financial counseling and the executive physicals are benefits generally provided by our peer companies and are available at a reasonable group cost to Agilent.

     Generally, it is our Compensation Committee’s philosophy to not provide perquisites to our NEOs except in limited circumstances. For example, in fiscal year 2013, there were no special perquisites for our NEOs except for financial counseling, the executive physicals mentioned above and the occasional use by executive officers of company drivers to transport them and their family members to the airport for personal travel.

     Pursuant to an existing employment agreement put in place while serving as CEO of Dako, Mr. Holmkvist received the following additional perquisites for fiscal year 2013; housing and related expenses for a flat in Copenhagen, Denmark; personal travel expenses between Copenhagen and his home in Gothenburg, Sweden and a monthly car allowance.

Deferred Compensation

     Our NEOs are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTP Program. The deferrals are made through our 2005 Deferred Compensation Plan. This is a common benefit arrangement offered by our peer companies.

     Payouts are distributed to eligible participants in January of the year following termination of employment, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination. No early distributions or withdrawals are allowed. If an election is made to defer performance shares earned under the LTP Program, shares are deferred in the form of Agilent common stock only. At the end of the deferral period, the LTP Program shares are simply released to the executive.

COMPENSATION DISCUSSION AND ANALYSIS

     These benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation in Last Fiscal Year” below and the narrative descriptions accompanying this section.

Pension Plans

     We provide a pension plan, the Agilent Technologies, Inc. Retirement Plan (“Retirement Plan”), to our NEOs, as well as other eligible Agilent employees, for long-term employment retention and to support our career-employment strategy, as well as to provide employee retirement savings. The Agilent Retirement Plan is an important benefit that is not generally available within the technology sector and differentiates Agilent from many of our peer companies. In addition, we provide the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan (the “Supplemental Benefit Retirement Plan”) to our NEOs and other eligible Agilent employees. The Supplemental Benefit Retirement Plan is an unfunded, non-qualified pension plan which pays amounts upon retirement that would be due under the regular Retirement Plan benefit formula, but are limited under the tax-qualified Retirement Plan by the Internal Revenue Code.

     Additionally, we provide the Agilent Technologies, Inc. Deferred Profit-Sharing Plan (the “Deferred Profit-Sharing Plan”) that provides certain amounts to our NEOs and other Agilent employees who provided services to our predecessor company, Hewlett-Packard Company (“Hewlett-Packard”), prior to November 1, 1993. None of these plans provide any credit of benefits prior to the date of hire or where there is a break in service.

     Retirement benefits are set forth in the table entitled “Pension Benefits” below and the narrative descriptions accompanying this table.

Policy Regarding Compensation in Excess of $1 Million a Year

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to our CEO and the three other most highly compensated NEOs (excluding the CFO) employed at the end of the year. Certain compensation is specifically exempt from the deduction limit to the extent that it is “performance based” as defined in Section 162(m) of the Code.

     Our Compensation Committee considers the impact of Section 162(m) in setting and determining executive compensation because it is concerned with the net cost of executive compensation to Agilent (i.e., taking into account the tax treatment of the compensation), and its ability to effectively administer executive compensation in the long-term interests of stockholders.

     For fiscal year 2013, stock options, short-term cash incentives and long-term performance stock units are intended to comply with the exception for performance-based compensation under Section 162(m). Of course, in order to maintain flexibility in rewarding individual performance and contributions, the Compensation Committee will not limit all the amounts paid under all of Agilent’s compensation programs to just those that qualify for tax deductibility. In addition, because of the fact-based nature of the performance-based compensation exception and the limited amount of binding-related guidance, Agilent cannot guarantee that compensation that is intended to comply with the performance-based compensation exception under Section 162(m) of the Code will in fact so qualify.

Termination and Change of Control

     Consistent with the practice of many of our peers, the Compensation Committee adopted change-of-control agreements designed to provide protection to the NEOs so they are not distracted by their personal, professional and financial situations at a time when Agilent needs them to remain focused on their responsibilities, Agilent’s best interests and those of all its stockholders. These agreements provide for a “double-trigger” payout only in the event of a change in control and the executive officer

COMPENSATION DISCUSSION AND ANALYSIS

is either terminated from his-or-her position or moved into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (these agreements do not become operative unless both events occur).

     We have eliminated excise tax gross-ups for officers entering into newly executed change-of-control agreements after July 14, 2009. Existing officers that had such protection under ongoing agreements will continue to have this benefit as long as the existing agreements remain in effect without material amendment.

     Potential payments to our NEOs in the event of a change of control under our existing agreements are reported in the “Termination and Change of Control Table.”

     In addition, we have a Workforce Management Program in place that is applicable to all Agilent employees, including NEOs. Employment security is tied to competitive realities as well as individual results and performance, but from time to time, business circumstances could dictate the need for Agilent to reduce its workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits.

Spin-Off of Keysight

     In September 2013, we announced our plan to separate into two publicly traded companies; one in the life sciences, diagnostics and applied markets that will retain the Agilent name (“New Agilent”), and the other that will be comprised of Agilent’s current portfolio of electronic measurement (EM) products with Keysight Technologies, Inc. as its name (“Keysight”). Mr. Sullivan and the Board felt that shareholders would be better served by splitting into two companies that could each focus on their specific markets. As a result, health care investors and electronic measurement investors will be able to more effectively value each of the respective businesses. The separation is expected to occur through a tax-free pro rata spin-off of Keysight to Agilent shareholders (the “Spin-Off”). The goal is to separate the companies no later than the end of calendar year 2014. Mr. Sullivan will continue to be the CEO of Agilent and Mr. Nersesian will become the CEO of Keysight. We do not anticipate that the compensation philosophy will change as a result of the future spin-off of Keysight.

Future Peer Groups post Spin-off of Keysight

     In anticipation of the split, the Compensation Committee and F.W. Cook have reviewed and approved the peer group selection criteria for future executive compensation for both Agilent and Keysight. Our intent is to consider the future peer group as we make decisions for executive compensation going forward. The table below summarizes the criteria:

Post Spin-Off
		New Agilent	Keysight
	Type of Company	Product, Capital Market and Labor competitors	Product, Capital Market and Labor competitors
	Index	S&P 500	Russell 3000
Peer Group	Sector (GICS)	Health Care	Information Technology
Selection	Revenue Size	$1 billion to $10 billion	$1 billion to $9 billion
Criteria	Multiple of
	Projected Revenue	0.25x to 2.5x	0.33x to 3x
Minimum Number
	of Companies	15	15

COMPENSATION DISCUSSION AND ANALYSIS

Treatment of Equity-Based Compensation Awards at the time of Keysight Spin-Off

     Agilent equity-based compensation awards will convert into either New Agilent or Keysight awards upon the effectiveness of the Spin-Off. Agilent will employ the “Concentration Method”, which is one of the most common methodologies for adjusting equity-based compensation awards. Using the Concentration Method, parent awards held by specified employees, typically employees who will be primarily dedicated to Keysight, can be converted into awards of the Spin-Off company, while the parent awards held by all other employees will continue to be awards based on parent equity and will be adjusted to reflect the decrease in value of Agilent upon the Spin-Off.

Future treatment of LTP Program post Keysight Spin-Off

Post Spin-Off
	New Agilent	Keysight
Fiscal Year 2012-2014 Performance Period	No change
Fiscal Year 2013-15 Performance Period	Outstanding shares will be adjusted to reflect lower Agilent stock price. No change to Peer Group. Shares will be measured and paid out based on Agilent’s stock performance (Relative TSR) at the end of the period.	Outstanding shares will be adjusted to reflect lower Agilent stock price. Keysight will assume the grants. No change to Peer Group. Shares will be measured and paid out in Keysight shares based on Agilent’s stock performance (Relative TSR) at the end of the period.
Fiscal Year 2014-16 Performance Period	New grants were issued in November 2013 using new Peer Group (S&P 500 Health Care, Industrials and Materials sectors)	A mix of Agilent stock options and restricted stock units were issued in November 2013

EXECUTIVE COMPENSATION

Summary Compensation Table

     Agilent’s NEOs for fiscal 2013 include Agilent’s (i) President and Chief Executive Officer, (ii) Senior Vice President, Chief Financial Officer, (iii) the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal 2013 and (iv) one highly compensated former executive officer (who was no longer serving as an executive officer at the end of fiscal year 2013.)

Summary Compensation Table
							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)	($) (1)	($) (2) (3) (5)	($) (2) (4) (5)	($) (6)	($) (7)	($) (8)	Total ($)
William P. Sullivan	2013	$1,045,000	$0	$3,789,936	$4,141,200	$1,228,875	$0	$30,661	$10,235,672
President and Chief	2012	$990,000	$0	$3,859,183	$4,007,791	$1,247,808	$0	$30,935	$10,135,717
Executive Officer	2011	$990,000	$0	$3,521,505	$3,788,302	$1,922,258	$0	$30,200	$10,252,264

Didier Hirsch	2013	$597,917	$0	$869,456	$950,040	$382,152	$110,862	$21,701	$2,932,127
Senior Vice President,	2012	$570,834	$0	$890,565	$924,873	$471,167	$105,788	$16,041	$2,979,268
Chief Financial Officer	2011	$520,846	$0	$1,018,648	$811,773	$556,808	$96,291	$13,599	$3,017,964

Lars Holmkvist (9) (10) (11)	2013	$938,588	$0	$891,721	$0	$776,916	$0	$286,781	$2,894,007
Former Senior Vice
President, Life Sciences
and Diagnostics

Michael R. McMullen	2013	$575,000	$0	$802,571	$876,960	$465,704	$106,498	$30,108	$2,856,840
Senior Vice President,	2012	$570,834	$0	$1,771,329	$873,485	$443,812	$105,787	$31,030	$3,796,277
Chemical Analysis Group	2011	$519,591	$0	$1,509,094	$865,898	$387,468	$96,053	$29,642	$3,407,747

Ronald S. Nersesian	2013	$741,667	$0	$1,560,567	$1,705,200	$585,178	$138,164	$27,914	$4,758,690
Executive Vice President	2012	$641,667	$0	$1,484,309	$1,541,459	$518,870	$119,247	$26,917	$4,332,469
and President and Chief	2011	$545,838	$0	$1,760,651	$1,136,484	$740,293	$101,039	$26,009	$4,310,316
Executive Officer
Designate, Keysight

Nicolas Roelofs (12)	2013	$550,000	$0	$668,802	$730,800	$452,193	$85,248	$1,851,289	$4,338,332
Former Senior Vice	2012	$545,835	$0	$1,721,842	$822,111	$413,458	$84,664	$209,228	$3,797,138
President, Life Sciences	2011	$493,767	$0	$1,408,501	$757,660	$394,930	$76,333	$10,678	$3,141,869
Group
____________________

(1)	None of the executive officers received any service awards or cash bonuses for fiscal years 2013, 2012 or 2011.

(2)	Reflects the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification, Topic 718, Stock Compensation (“FASB ASC Topic 718”). The assumptions used in calculating the expense are provided in additional detail in the tables below.

(3)	Amounts consist of expenses relating to multiple performance share awards that are outstanding simultaneously for each NEO under the LTP Program and any restricted stock unit awards granted in 2012 or 2011.

(4)	Amounts consist of expenses relating to option awards granted under the 2009 Stock Plan granted at an exercise price equal to the closing price of Agilent common stock on the date of grant.

(5)	The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the LTP Program and 2009 Stock Plan, as shown in the table below.

(6)	Amounts consist of incentive awards earned by the NEOs during fiscal year 2013 under the Performance-Based Compensation Plan for Covered Employees.

EXECUTIVE COMPENSATION

(7)	Amounts represent the change in pension value for the following Agilent sponsored pension plans: Agilent Technologies, Inc. Deferred Profit-Sharing Plan, Agilent Technologies, Inc. Retirement Plan and Agilent Technologies, Inc. Supplemental Benefit Retirement Plan.

(8)	Amounts reflect (i) employer contributions of $10,200 to Messrs. Sullivan, Hirsch, McMullen, Nersesian and Roelofs for the Agilent Technologies, Inc. 401(k) Plan in fiscal year 2013, and $187,717 to Mr. Holmkvist for the Dako Denmark defined contribution plan, (ii) $19,525 for Mr. Sullivan, $14,435 for Mr. McMullen and $15,825 for Mr. Nersesian for services incurred from The Ayco Company, LP, the provider designated by Agilent to provide financial counseling services to our NEOs, and $9,206 for Mr. Hirsch, $ 9,151for Mr. Holmkvist and $3,011 for Mr. McMullen for services incurred by KPMG, LLC, a tax provider designated by Agilent to provide tax preparation services for certain NEOs, (iii) travel expenses of $367 for Mr. Sullivan, $1,407 for Mr. Hirsch, $1,224 for Mr. McMullen and $1,101 for Mr. Nersesian for use of Agilent drivers and vehicles for personal travel, (iv) $569 for Mr. Sullivan, $888 for Mr. Hirsch, $1,238 for Mr. McMullen, $788 for Mr. Nersesian, for employer contribution to a health savings account, (v) $45,042 for Mr. Holmkvist for housing and related expenses in Copenhagen, (vi) $3,148 for Mr. Holmkvist for travel to and from his home in Sweden, (vii) $26,837 for Mr. Holmkvist for a car allowance, (viii) $14,886 for Mr. Holmkvist for a dedicated home telephone line and mobile phone expenses, (ix) International assignment benefits for Mr. Roelofs include assignment-related costs in the aggregate amount of $728,920 consisting of $48,171 for travel, $85,300 for housing, $45,833 for relocation allowances, $499,247 for taxes and tax preparation assistance, $46,822 for goods and services and $3,547 for all other net relocation expenses, (x) a severance payout for Mr. Roelofs in the amount of $1,112,169.

(9)	Amounts included for Mr. Holmkvist, with the exception of stock awards and option awards, are shown in U.S. Dollars but were paid to him in Danish Krone. To convert the amounts paid to U.S. Dollars, we used the prevailing exchange rate as of the last business day of the applicable fiscal year (for FY13 amounts, an exchange rate of 0.18225 U.S. Dollars per Danish Krone).

(10)	Mr. Holmkvist was not a named executive officer in the Company’s 2012 and 2013 Proxy Statements. Therefore, this table does not provide fiscal 2011 and fiscal 2012 compensation data for Mr. Holmkvist.

(11)	Mr. Holmkvist resigned from the Company on December 12, 2013.

(12)	Mr. Roelofs announced his intent to leave Agilent in September 2013 and entered into a Separation Agreement and General Release with Agilent. Details of the agreement are outlined in the Termination and Change of Control section below. His employment with Agilent ended on October 31, 2013.

     The following table itemizes the full grant date fair value of equity grants made during the 2011, 2012 and 2013 fiscal years in accordance with FASB ASC Topic 718 for the “Stock Awards” and “Option Awards” columns of the “Summary Compensation” table.

Long-term Incentive Awards
	Long Term Performance Program
	Total FY13 Expense			Total FY12 Expense			Total FY11 Expense
			Restricted			Restricted			Restricted
			Stock			Stock			Stock
	Stock	Option	Unit	Stock	Option	Unit	Stock	Option	Unit
	Awards	Awards	Awards	Awards	Awards	Awards	Awards	Awards	Awards
William P. Sullivan	$3,789,936	$4,141,200	—	$3,859,183	$4,007,791	—	$3,521,505	$3,788,302	—
Didier Hirsch	$869,456	$950,040	—	$890,565	$924,873	—	$754,573	$811,773	$264,075
Lars Holmkvist	$891,721	—	—	—	—	—	—	—	—
Michael R. McMullen	$802,571	$876,960	—	$841,079	$873,485	$930,250	$804,894	$865,898	$704,200
Ronald S. Nersesian	$1,560,567	$1,705,200	—	$1,484,309	$1,541,459	—	$1,056,451	$1,136,484	$704,200
Nicolas Roelofs	$668,802	$730,800	—	$791,592	$822,111	$930,250	$704,301	$757,660	$704,200

FASB ASC Topic 718 Assumptions

     The following table sets forth the weighted average FASB ASC Topic 718 assumptions used in 2010 to 2013 in the calculation of the stock awards and option awards presented in our “Summary Compensation Table”. For all periods presented, the fair value of share-based awards for employee stock options awards was estimated using the Black-Scholes option pricing model, while shares granted under the LTP Program were valued using a Monte Carlo simulation. The estimated fair value of restricted stock unit awards was determined based on the market price of Agilent’s common stock on the date of grant, adjusted for expected dividend yield. On January 17, 2012, the company’s Board

EXECUTIVE COMPENSATION

of Directors approved the initiation of quarterly cash dividends to the company’s shareholders. The fair value of all the awards granted prior to the declaration of quarterly cash dividends was measured based on an expected dividend yield of 0%.

	Years Ended October 31, 2013
	2013	2012	2011	2010
Stock Option Plans:
Weighted average risk-free interest rate	0.86%	0.88%	1.49%	2.19%
Dividend yield	1%	0%	0%	0%
Weighted average volatility	39%	38%	35%	37%
Expected life	5.8 yrs	5.80 yrs	5.80 yrs	4.40 yrs

LTPP:
Volatility of Agilent shares	37%	41%	40%	39%
Volatility of selected peer-company shares	6%-64%	17%-75%	20%-76%	20%-80%
Price-wise correlation with selected peers	49%	62%	55%	53%

Grants of Plan-Based Awards in Last Fiscal Year

     The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2013. For more information please refer to the “Compensation Discussion and Analysis.”

Grants of Plan-Based Awards in Fiscal Year 2013
								All Other
								Option
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Payouts Under Equity Incentive Plan Awards (2)			Awards:	All Other Stock Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
								Number of
								Securities
								Underlying
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Options (#) (3)
William P. Sullivan	11/21/2012	$255,938	$984,375	$1,968,750	—	—	—	—	—	—	—
	5/15/2013	$59,063	$590,625	$1,181,250	—	—	—	—	—	—	—
	11/21/2012	—	—	—	$947,484	$3,789,936	$7,579,873	—	—	—	$3,789,936
	11/21/2012	—	—	—	—	—	—	340,000	—	$35.84	$4,141,200
Didier Hirsch	11/21/2012	$24,000	$240,000	$480,000	—	—	—	—	—	—	—
	5/15/2013	$24,000	$240,000	$480,000	—	—	—	—	—	—	—
	11/21/2012	—	—	—	$217,364	$869,456	$1,738,911	—	—	—	$869,456
	11/21/2012	—	—	—	—	—	—	78,000	—	$35.84	$950,040
Lars Holmkvist	11/21/2012	$93,859	$938,588	$1,877,176	—	—	—	—	—	—	—
	11/21/2012	—	—	—	$222,930	$891,721	$1,783,443	—	—	—	$891,721
Michael R. McMullen	11/21/2012	$74,750	$287,500	$575,000	—	—	—	—	—	—	—
	5/15/2013	$17,250	$172,500	$345,000	—	—	—	—	—	—	—
	11/21/2012	—	—	—	$200,643	$802,571	$1,605,142	—	—	—	$802,571
	11/21/2012	—	—	—	—	—	—	72,000	—	$35.84	$876,960
Ronald S. Nersesian	11/21/2012	$121,875	$468,750	$937,500	—	—	—	—	—	—	—
	5/15/2013	$28,125	$281,250	$562,500	—	—	—	—	—	—	—
	11/21/2012	—	—	—	$390,142	$1,560,567	$3,121,134	—	—	—	$1,560,567
	11/21/2012	—	—	—	—	—	—	140,000	—	$35.84	$1,705,200
Nicolas Roelofs	11/21/2012	$71,500	$275,000	$550,000	—	—	—	—	—	—	—
	5/15/2013	$16,500	$165,000	$330,000	—	—	—	—	—	—	—
	11/21/2012	—	—	—	$167,200	$668,802	$1,337,604	—	—	—	$668,802
	11/21/2012	—	—	—	—	—	—	60,000	—	$35.84	$730,800

EXECUTIVE COMPENSATION

(1)	Reflects the value of the potential payout targets for fiscal year 2013 pursuant to the annual award program under Agilent’s Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.”

(2)	Reflects the value of potential payout of the target number of performance shares granted in fiscal year 2013 for the FY13 through FY15 performance period under Agilent’s LTP Program. Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in Agilent’s LTP Program were met. Payout, if any, will be in the form of Agilent common stock. Please see section entitled “Long-Term Incentives” for disclosure regarding material terms of the LTP Program.

(3)	Reflects options granted in fiscal year 2013 under the 2009 Stock Plan in accordance with Agilent’s long-term incentive goals as described in the “Compensation Discussion and Analysis—Long-Term Incentives.” Such options vest at 25% per year over four years.

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information on the current holdings of options, performance-based stock awards and restricted stock units, by our NEOs as of October 31, 2013.

Outstanding Equity Awards at Fiscal Year 2013 Year End
		Option Awards (1)					Restricted Stock Unit Awards		Performance Share Awards
		Number of Securities Underlying Unexercised Options (#)					Number	Market
							of Shares	Value of
							or Units	Shares	Number of	Market
							of Stock	or Units	Unearned	Value of
							That	That	Shares	Shares
				Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Have Not Vested (#) (2)	Have Not Vested ($)	That Have Not Vested (#) (3)	That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable
William P.	11/19/2007	231,092	0	$35.80	11/19/2008	11/18/2017	—	—	—	$0
Sullivan	11/18/2009	178,147	89,074	$29.46	11/18/2010	11/17/2019	—	—	—	$0
	11/17/2010	151,777	151,778	$35.21	11/17/2011	11/16/2020	—	—	—	$0
	11/17/2011	73,253	219,759	$37.21	11/17/2012	11/16/2021	—	—	—	$0
	11/21/2012	0	340,000	$35.84	11/21/2013	11/20/2022	—	—	—	$0
	11/17/2010	—	—	—	—	—	—	—	72,150	$3,662,334
	11/17/2011	—	—	—	—	—	—	—	77,828	$3,950,549
	11/21/2012	—	—	—	—	—	—	—	86,469	$4,389,166
Total		634,269	800,611				0	$0	236,447	$12,002,050

Didier Hirsch	11/15/2006	16,500	0	$33.14	11/15/2007	11/14/2016	—	—	—	$0
	11/19/2007	17,857	0	$35.80	11/19/2008	11/18/2017	—	—	—	$0
	11/18/2008	24,051	0	$19.00	11/18/2009	11/17/2018	—	—	—	$0
	11/18/2009	18,927	6,310	$29.46	11/18/2010	11/17/2019	—	—	—	$0
	11/17/2010	30,272	10,091	$29.44	8/18/2011	8/17/2020	—	—	—	$0
	11/17/2010	32,523	32,524	$35.21	11/17/2011	11/16/2020	—	—	—	$0
	11/17/2011	16,904	50,714	$37.21	11/17/2012	11/16/2021	—	—	—	$0
	11/21/2012	0	78,000	$35.84	11/21/2013	11/20/2022	—	—	—	$0
	11/17/2010	—	—	—	—	—	3,696	$187,609	—	—
	11/17/2010	—	—	—	—	—	—	—	15,460	$784,750
	11/17/2011	—	—	—	—	—	—	—	17,960	$911,650
	11/21/2012	—	—	—	—	—	—	—	19,837	$1,006,926
Total		157,034	177,639				3,696	$187,609	53,257	$2,703,325

Lars Holmkvist	11/21/2012	—	—	—	—	—	—	—	20,345	$1,032,712
Total		0	0				0	$0	20,345	$1,032,712

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year 2013 Year End
		Option Awards (1)					Restricted Stock Unit Awards		Performance Share Awards
							Number	Market
							of Shares	Value of
		Number of Securities Underlying Unexercised Options (#)					or Units	Shares	Number of	Market
							of Stock	or Units	Unearned	Value of
							That	That	Shares	Shares
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Have Not Vested (#) (2)	Have Not Vested ($)	That Have Not Vested (#) (3)	That Have Not Vested ($)
Michael R.	1/24/2005	4,402	0	$20.62	1/24/2006	1/23/2015	—	—	—	$0
McMullen	1/17/2006	18,377	0	$31.93	1/17/2007	1/16/2016	—	—	—	$0
	11/15/2006	17,000	0	$33.14	11/15/2007	11/14/2016	—	—	—	$0
	11/19/2007	31,513	0	$35.80	11/19/2008	11/18/2017	—	—	—	$0
	11/18/2008	44,644	0	$19.00	11/18/2009	11/17/2018	—	—	—	$0
	11/18/2009	71,258	23,753	$29.46	11/18/2010	11/17/2019	—	—	—	$0
	11/17/2010	34,692	34,692	$35.21	11/17/2011	11/16/2020	—	—	—	$0
	11/17/2011	15,965	47,896	$37.21	11/17/2012	11/16/2021	—	—	—	$0
	11/21/2012	0	72,000	$35.84	11/21/2013	11/20/2022	—	—	—	$0
	11/17/2010	—	—	—	—	—	10,000	$507,600	—	—
	11/17/2011	—	—	—	—	—	25,000	$1,269,000	—	—
	11/17/2010	—	—	—	—	—	—	—	16,491	$837,083
	11/17/2011	—	—	—	—	—	—	—	16,962	$860,991
	11/21/2012	—	—	—	—	—	—	—	18,311	$929,466
Total		237,851	178,341				35,000	$1,776,600	51,764	$2,627,541

Ronald S.	11/18/2009	0	28,207	$29.46	11/18/2010	11/17/2019	—	—	—	$0
Nersesian	11/17/2010	0	45,533	$35.21	11/17/2011	11/16/2020	—	—	—	$0
	11/17/2011	0	84,523	$37.21	11/17/2012	11/16/2021	—	—	—	$0
	11/21/2012	0	140,000	$35.84	11/21/2013	11/20/2022	—	—	—	$0
	11/17/2010	—	—	—	—	—	10,000	$507,600	—	—
	11/17/2010	—	—	—	—	—	—	—	21,645	$1,098,700
	11/17/2011	—	—	—	—	—	—	—	29,934	$1,519,450
	11/21/2012	—	—	—	—	—	—	—	35,605	$1,807,310
Total		0	298,263				10,000	$507,600	87,184	$4,425,460

Nicolas Roelofs	11/18/2009	17,815	0	$29.46	11/18/2010	1/31/2014	—	—	—	$0
	11/17/2010	30,356	0	$35.21	11/17/2011	1/31/2014	—	—	—	$0
	11/17/2011	45,079	0	$37.21	11/17/2012	1/31/2014	—	—	—	$0
	11/21/2012	60,000	0	$35.84	11/21/2013	1/31/2014	—	—	—	$0
	11/17/2010	—	—	—	—	—	—	—	14,430	$732,467
	11/17/2011	—	—	—	—	—	—	—	15,964	$810,333
	11/21/2012	—	—	—	—	—	—	—	15,259	$774,547
Total		153,250	0				0	$0	45,653	$2,317,346

(1)	Pursuant to the anti-dilution provisions in Agilent’s 1999 Stock Plan, the number of shares and exercise prices related to the listed stock options with grant dates prior to November 1, 2006 were adjusted to maintain their aggregate economic value in connection with the Spin-Off of Verigy on October 31, 2006.

(2)	Amounts reflect unvested restricted stock unit awards. The remainder of Mr. Hirsch’s award will vest equally on November 17, 2013 and November 17, 2014. The remainder of Mr. Nersesian’s award will vest equally on November 17, 2013 and November 17, 2014. The remainder of Mr. McMullen’s November 17, 2010 award will vest equally on November 17, 2013 and November 17, 2014. Mr. McMullen’s November 17, 2011 award will vest 100% on the third anniversary of the date of grant, which is November 17, 2014.

(3)	Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal year 2013 for each NEO under the LTP Program. The performance share awards granted on November 17, 2010 will vest and be assessed on November 20, 2013. The performance share awards granted on November 17, 2011 will vest and be assessed in November 2014. The performance share awards granted on November 21, 2012 will vest and be assessed in November 2015.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested at Fiscal Year-End

     The following table sets forth information on stock option exercises and stock vesting in fiscal year 2013 and the value realized on the date of exercise, if any, by each of our NEOs.

Option Exercises and Stock Vested in Fiscal Year 2013
			Restricted Stock &
	Option Awards		Restricted Stock Units		Performance Awards
	Number of		Number of		Number of
	Shares Acquired	Value Realized	Awards Acquired	Value Realized	Awards Acquired	Value Realized
	on Exercise	on Exercise	Upon Vesting	on Vesting	Upon Vesting	on Vesting
Name	(#)	($)	(#)	($)	(#) (1)	($) (2)
William P. Sullivan	225,644	$4,912,496	—	—	62,770	$3,360,078
Didier Hirsch	27,329	$609,105	1,848	$66,177	673	$35,999
Lars Holmkvist	—	—	—	—	—	—
Michael R. McMullen	53,253	$1,104,988	10,000	$389,500	14,347	$767,995
Ronald S. Nersesian	173,074	$3,294,103	10,000	$389,500	942	$50,401
Nicolas Roelofs	157,934	$2,448,609	45,000	$2,166,100	12,554	$672,016
____________________
(1)	Amounts reflect the performance shares granted in fiscal year 2011 pursuant to the LTP Program for the fiscal year 2011-2013 performance period and paid out in calendar year 2013. Mr. Hirsch and Mr. Nersesian had elected to defer 12,777 and 17,889 shares respectively, into their Deferred Compensation Accounts.

(2)	The market value of these awards is based on the closing price of Agilent’s common stock on November 20, 2013.

Pension Benefits

     The following table shows the estimated present value of accumulated benefits payable including years of credited service payable on retirement to our NEOs under the Deferred Profit-Sharing Plan (“DPSP”), the Retirement Plan and the Supplemental Benefit Retirement Plan. To calculate the number of years of an eligible employee’s service, the pension plans will bridge each eligible employee’s service, if any, with Hewlett-Packard Company to that eligible employee’s service with Agilent; the years of service will reflect employment service from both Hewlett-Packard and Agilent. The cost of all three plans is paid entirely by Agilent. The present value of accumulated benefit is calculated using the assumptions under Accounting Standards Codification Topic 715: Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2013). The present value is based on a lump sum interest rate of 6.00%, DPSP rate of return of 7.5% and the “applicable mortality table” described in section 417(e)(3) of the Internal Revenue Code. See also Note 15 to Agilent’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2013, as filed with the SEC on December 19, 2013.

Pension Benefits
		Agilent Technologies, Inc.
	Eligible for				Number		Present
	Full	Deferred		Supplemental	of Years	Payments	Value of
	Retirement	Profit-Sharing	Retirement	Benefit Plan	of Credited	During Last	Accumulated
Name	Benefits?	Plan ($)	Plan ($)	($)	Service (#)	Fiscal Year ($)	Benefit ($)
William P. Sullivan	Yes	$646,543	$416,685	$3,424,570	30	$0	$4,487,798
Didier Hirsch	No	$0	$501,887	$397,295	14	$0	$899,183
Lars Holmkvist	No	$0	$0	$0	0	$0	$0
Michael R. McMullen	No	$207,023	$731,719	$658,877	29	$0	$1,597,619
Ronald S. Nersesian	No	$0	$391,557	$469,440	11	$0	$860,997
Nicolas Roelofs	No	$0	$256,059	$246,278	8	$0	$502,338

EXECUTIVE COMPENSATION

     Retirement Plan

     The Retirement Plan guarantees a minimum retirement benefit payable at normal retirement age (the later of age 65 or termination). Benefits are accrued on a monthly basis as a lump sum payable at normal retirement age based on target pay and years of credited service up to a maximum of 30 years as follows:

     For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

PLUS

     5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

     For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

     5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

     Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

     All regular full-time or regular part-time employees automatically become participants in the Retirement Plan on the May 1 or November 1 following completion of two years of service.

     Deferred Profit-Sharing Plan

     The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by Hewlett-Packard and covers participants’ service with Hewlett-Packard before November 1, 1993 and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

     For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, and (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

     Benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement and in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

EXECUTIVE COMPENSATION

     Supplemental Benefit Retirement Plan

     The Supplemental Benefit Retirement Plan is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the qualified Retirement Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Internal Revenue Code.

     Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

  Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his qualified Retirement Plan benefit.

  Accruals after December 31, 2004 are paid based on the date participants retire or terminate: in January immediately following if termination occurs during the first six months of the year; or in July if termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

Non-Qualified Deferred Compensation in Last Fiscal Year

     For fiscal year 2013, the non-qualified deferred compensation plan is available to all active employees on the US payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $255,000.

     There are three types of earnings that may be deferred under the program:

1.	100% of annual base pay earnings in excess of the IRS qualified plan limit of $255,000 for 2013;

2.	95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and

3.	95% of performance based compensation paid out in accordance with the terms of Agilent’s LTP Program. Awards under this program are paid out in the form of Agilent common stock.

     Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, which mirror the investment choices under our tax-qualified 401(k) plan, with the exception of Agilent’s common stock which is not available under the non-qualified deferred compensation plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ accounts from the funds that the participant has elected.

     At the time participation is elected, employees must also elect payout in one of three forms, which can commence upon termination or be delayed by an additional one, two or three years following termination:

1.	a single lump sum payment;

2.	annual installments over a five-to-fifteen year period; or

3.	a single lump sum payment in January or July on or after 2015.

EXECUTIVE COMPENSATION

     Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTP Program may elect to defer his or her shares through our 2005 Deferred Compensation Plan. The LTP Program shares are deferred in the form of Agilent common stock only. At the end of the deferral period, the LTP Program shares are simply released to the executive.

     We have established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. As of October 31, 2013, the rabbi trust with Fidelity Management Trust Company was overfunded, so there is no need for additional funding.

     The table below provides information on the non-qualified deferred compensation of the NEOs for fiscal year 2013.

Non-Qualified Deferred Compensation
	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal	Withdrawals/	Fiscal
	Year	Year	Year	Distributions	Year-End
Name	($) (1)	($)	($) (2)	($)	($) (3)
William P. Sullivan	$0	$0	$2,639,375	$0	$11,447,824
Didier Hirsch	$670,599	$0	$1,029,540	$0	$4,062,757
Lars Holmkvist	$0	$0	$0	$0	$0
Michael R. McMullen	$0	$0	$1,838	$0	$8,601
Ronald S. Nersesian	$0	$0	$563,905	$0	$2,428,561
Nicolas Roelofs	$0	$0	$0	$0	$0
____________________

(1)	The salary portion of the amounts reflected above is included in the amount reported as salary in the “Summary Compensation Table.” Detailed in the table below, are the deferred amounts for the following: salary contribution amounts for fiscal year 2013, the amount of shares and the value of the shares paid out pursuant to the LTP Program for the fiscal year 2010-2012 and fiscal year 2011-2013 performance periods and the value of compensation earned as part of Agilent’s annual rewards program.

(2)	Amounts reflected are not included in the “Summary Compensation Table” because the earnings are not “above-market.” These amounts include dividends, interest and change in market value.

(3)	Aggregate Balance at Last Fiscal Year End for Mr. Hirsch includes $168,534 equivalent to the aggregate lump sum balance for the Agilent Technologies, Inc. France Pension Plan (as described below). The present value is of accumulated benefit based on an interest rate of 3.00% and rate of return of 3.64% (as of January 1, 2013). The France Pension Plan is only valued once a year, and the benefit value as of October 31, 2013 is the same as that on January 1, 2013.

		Value of	Value of	Value of
		Deferred	Deferred	Deferred	Total Value of	Amount of	Amount of
		Compensation	Shares Paid	Shares Paid	Employee	Deferred	Deferred
		Earned as part of	Out from the	Out from the	Contribution of	Shares from	Shares from
	Deferred	Agilent’s Annual	LTP Program	LTP Program	Deferred	LTP	LTP
	Salary	Rewards	for FY10-	for FY11-	Compensation	Program	Program
	FY13	Program	FY12	FY13	for FY13	FY10-FY12	FY11-FY13
Name	($)	($)	($)	($)	($)	(#)	(#)
William P. Sullivan	$0	$0	$0	$0	$0	0	0
Didier Hirsch	$0	$301,175	$680,897	$683,953	$1,666,025	13,475	12,777
Lars Holmkvist	$0	$0	$0	$0	$0	0	0
Michael R. McMullen	$0	$0	$0	$0	$0	0	0
Ronald S. Nersesian	$0	$0	$0	$957,598	$957,598	0	17,889
Nicolas Roelofs	$0	$0	$0	$0	$0	0	0

EXECUTIVE COMPENSATION

Agilent Technologies, Inc. France Pension Plan

     The Agilent Technologies France Pension Plan is a defined contribution plan created by Hewlett-Packard in 1982 and is open to all exempt employees in France. Since Mr. Hirsch was originally employed by Hewlett-Packard France, he is the only NEO participating in this plan. The French Pension Scheme is not a tax-qualified defined contribution plan under the U.S. Internal Revenue Code.

     Eligible employees must have Pensionable Salary above eight times the French Social Security Ceiling (“Tranche C” threshold) to be a participant of this plan. Agilent contributes 5% of Pensionable Salary and eligible employees contribute 3% of Pensionable Salary. Agilent no longer contributes to this plan on Mr. Hirsch’s behalf. Benefits under this plan are payable at the plan’s normal retirement age (age 65) or from age 60 with a 5% reduction per annum as a lifetime annuity resulting from the accumulated contributions and actual return on investments. Should the participant die prior to receiving benefits, the surviving spouse would receive 60% of the annuity accrued at the time of the participant’s death (death in service) or 60% of the actual annuity (death in retirement). In case of employment termination the accrued benefit retirement annuity and, where appropriate, contingent spouse’s pension is deferred to normal retirement age.

The Agilent Technologies, Inc. International Relocation Benefit Plan

     The Agilent Technologies, Inc. International Relocation Benefit Plan (“IRBP”) is an unfunded program that was created by Hewlett-Packard in 1989 and was open to employees who transferred from one country payroll to another at the Company’s request prior to December 1, 2001. Mr. Hirsch transferred from France to the United States at the Company’s request in September 1999. Upon transfer to the US payroll, he became eligible to participate in the Company’s US retirement programs and was no longer eligible to accrue benefits under the France Pension Plan. As he transferred at the Company’s request, he became eligible for the IRBP. The objective of the IRBP is to mitigate the possible estimated retirement income loss under country social security plans, governmental programs and Agilent retirement schemes to an employee who has transferred internationally on a permanent, company-sponsored basis. The plan was closed to new participants effective November 30, 2001. Effective May 1, 2012, the IRBP benefit was frozen for all participants. Mr. Hirsch’s benefit was $94,621 as of October 31, 2013. The frozen IRBP benefit will accrue interest at 2% annum until his retirement. Any loss of retirement income resulting from Mr. Hirsch’s no longer accruing benefits under the foregoing French arrangements will be paid to Mr. Hirsch in a single lump sum upon retirement from the Company’s general assets as soon as administratively feasible.

Termination and Change of Control Arrangements

     Set forth below is a description of the plans and agreements that could result in potential payments to the NEOs in the case of their termination of employment and/or a change of control of Agilent.

Change of Control Agreements

     Each NEO has signed a Change of Control Agreement. Under these agreements, in the event that within 24 months after a change of control of Agilent, Agilent or its successor terminates the employment of such executive without cause or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive’s base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards not subject to performance-based vesting, and (iv) a prorated portion of any bonus. The Committee amended our forms of Change of Control Agreement to remove tax gross-ups of parachute payments. These amended forms of agreements are used with any newly executed agreements after July 14, 2009. For agreements entered into before then, and to the extent

EXECUTIVE COMPENSATION

that the payment of these benefits triggers the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, Agilent will be responsible for payment of any additional tax liability arising from the application of such excise tax, subject to certain exceptions for all of the named executives officers except the CEO. In exchange for such consideration, each executive has agreed to execute a release of all of the executive’s rights and claims relating to his or her employment.

     Under these agreements a “change of control” means occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of Agilent to a third party; (ii) a merger or consolidation involving Agilent in which the stockholders of Agilent immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of Agilent after the transaction; or (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of Agilent by a third person. “Good reason” means (i) the reduction of the officer’s rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his prior worksite; (v) the failure or refusal of a successor to Agilent to assume Agilent’s obligations under the agreement, or (vi) a material breach by Agilent or any successor to Agilent of any of the material provisions of the agreement.

     Under these agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on Agilent’s business or reputation; (ii) repeated unexplained or unjustified absences from Agilent; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of Agilent that has a material adverse effect on Agilent’s business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of Agilent as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against Agilent which has a material adverse effect on Agilent’s business or reputation; (vi) conduct by the officer which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and Agilent or any statutory duty of the officer to Agilent that is not corrected within thirty days after written notice to the officer.

     In addition, in the event of a change of control:

1.	Participants in the LTP Program would receive at the earlier of the end of the performance period or termination of the program, an LTP Program payout equivalent to the greater of the target award or the accrued amount of the payout, and in the case of termination during the first 12 months of the performance cycle, prorated for the amount of time elapsed during the first twelve months of the performance period; and

2.	Participants who receive restricted stock unit awards would vest in full immediately prior to the closing of the transaction, unless the awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.

EXECUTIVE COMPENSATION

     In connection with the termination of Mr. Roelofs’ employment with Agilent, effective October 31, 2013, the Company entered into a severance agreement with Mr. Roelofs. The material terms of the severance agreement are as follows:

  Agilent designated Mr. Roelofs as a participant in Agilent’s workforce management program (the “WFM Program”). As a participant, he received a Standard Severance Payment, in the gross amount of $218,415, which included certain non-severance payments (health expense payments and job search payments) normally provided to employees who terminate under the WFM Program. All of his unvested options and unvested RSUs were fully accelerated in accordance with the WFM provisions of Agilent’s 1999 Stock Plan and 2009 Stock Plan and the WFM provisions of the grant agreements associated with those awards. He will have 3 months to exercise any vested stock options. His LTP award payouts will be based on actual performance measured against the performance criteria for the relevant performance period. Awards may range from zero to 200%, and will be determined by the Compensation Committee following the conclusion of the relevant three year performance period.
  Agilent agreed to provide Mr. Roelofs with an additional severance payment upon his termination in the gross amount of $893,754.
  Mr. Roelofs executed a general release whereby Mr. Roelofs released Agilent generally from all claims, demands, actions or liabilities of every kind. Mr. Roelofs agreed to comply with certain restrictions on his post-employment activities, including ongoing obligations to the Company regarding intellectual property, confidential information to which he had access by virtue of his employment, and non-solicitation of employees and customers.

Termination and Change of Control Table

     For each of the NEOs, the table below estimates the amount of compensation that would be paid in the event that (i) a change of control of Agilent occurs and executive is terminated without cause or voluntarily terminates at a time when an event constituting good reason has occurred either within 24 months following the change of control or within 3 months prior to such change of control, involuntary termination with or without cause, voluntary termination, or death, disability or retirement occurs. The amounts shown assume that each of the terminations was effective October 31, 2013.

		Involuntary
		Termination or	Voluntary
		Resignation for	Termination or
		Good Cause in	Involuntary
		Connection with	Termination	Death/
		a Change of	with or without	Disability/
		Control	Cause	Retirement
Name	Type of Benefit	($) (1)	($)	($) (6)
William P. Sullivan	Cash Severance Payments	$7,875,000	$0	$0
	Continuation of Benefits (2)	$80,000	$0	$0
	Stock Award Acceleration (3)	$12,002,050	$0	$12,002,050
	Stock Option Acceleration (3)	$12,307,940	$0	$12,307,940
	Pension Benefits (4)	$4,841,167	$4,841,167	$4,841,167
	Excise Tax Gross-Up (5)	$0	$0	$0
	Total Termination Benefits:	$37,106,157	$4,841,167	$29,151,157

EXECUTIVE COMPENSATION

		Involuntary
		Termination or	Voluntary
		Resignation for	Termination or
		Good Cause in	Involuntary
		Connection with	Termination	Death/
		a Change of	with or without	Disability/
		Control	Cause	Retirement
Name	Type of Benefit	($) (1)	($)	($) (6)
Didier Hirsch	Cash Severance Payments	$2,160,000	$0	$0
	Continuation of Benefits (2)	$80,000	$0	$0
	Stock Award Acceleration (3)	$2,890,909	$0	$2,890,909
	Stock Option Acceleration (3)	$2,811,697	$0	$2,811,697
	Pension Benefits (4)	$857,322	$857,322	$857,322
	Excise Tax Gross-Up (5)	$1,862,314	$0	$0
	Total Termination Benefits:	$10,662,242	$857,322	$6,559,928

Lars Holmkvist	Cash Severance Payments	$3,191,199	$0	$0
	Continuation of Benefits (2)	$80,000	$0	$0
	Stock Award Acceleration (3)	$1,032,712	$0	$1,032,712
	Stock Option Acceleration (3)	$0	$0	$0
	Pension Benefits (4)	$0	$0	$0
	Excise Tax Gross-Up (5)	$0	$0	$0
	Total Termination Benefits:	$4,303,911	$0	$1,032,712

Michael R. McMullen	Cash Severance Payments	$2,070,000	$0	$0
	Continuation of Benefits (2)	$80,000	$0	$0
	Stock Award Acceleration (3)	$4,404,141	$0	$4,404,141
	Stock Option Acceleration (3)	$2,768,621	$0	$2,768,621
	Pension Benefits (4)	$941,517	$941,517	$941,517
	Excise Tax Gross-Up (5)	$0	$0	$0
	Total Termination Benefits:	$10,264,279	$941,517	$8,114,279

Ronald S. Nersesian	Cash Severance Payments	$3,000,000	$0	$0
	Continuation of Benefits (2)	$80,000	$0	$0
	Stock Award Acceleration (3)	$4,933,060	$0	$4,933,060
	Stock Option Acceleration (3)	$4,542,919	$0	$4,542,919
	Pension Benefits (4)	$529,168	$529,168	$529,168
	Excise Tax Gross-Up (5)	$4,029,269	$0	$0
	Total Termination Benefits:	$17,114,416	$529,168	$10,005,147
____________________

(1)	To the extent that the payment of the listed benefits triggers the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, Agilent will be responsible for payment of any additional tax liability arising from the application of such excise tax. However, in the case of all of the NEOs, other than Mr. Sullivan, the executive shall not be entitled to receive a gross-up payment if (i) the payment of the listed benefits may be reduced to an amount (the “Reduced Amount”) sufficient to result in no portion of such payment being subject to an excise tax, and (ii) after reducing such payment by the Reduced Amount, the executive would receive, on a pre-tax basis, an amount not less than 90% of the value of the unreduced payment on a pre-taxed basis.

(2)	Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.

(3)	The Stock Award value was calculated using the $50.76 closing price of Agilent common stock as of October 31, 2013. For the Stock Options, the same closing price of $50.76 was used to calculate the in-the-money value of unvested options as of October 31, 2013, the last business day of Agilent’s last completed fiscal year.

(4)	For information regarding potential payments upon termination under the 2005 Deferred Compensation Plan and the Retirement Plan, the Supplemental Benefit Retirement Plan and the Deferred Profit-Sharing Plan, in which our NEOs participate, see “Non-Qualified Deferred Compensation in Last Fiscal Year” and “Pension Benefits” above.

EXECUTIVE COMPENSATION

(5)	We determined the amount of the excise tax payment in accordance with the provisions of Section 280G of the Code. We utilized the following key assumptions to determine the tax gross-up payment: (i) the interest rate assumption was 120% of the applicable federal rate effective for the month of October 2013, compounded semiannually; (ii) a statutory federal income tax rate of 39.6%, Medical tax rate of 2.35%, California income tax rate of 12.3% for all NEOs except Mr. McMullen who resides in the state of New Jersey which has an income tax rate of 8.97%; (iii) Section 280G “base amount” was determined based on average W-2 compensation for the period from 2008-2012; and (iv) equity grants made within one year of transaction were in the ordinary course of business and were not in contemplation of a transaction.

(6)	Under the 1999 Stock Plan, 2009 Stock Plan and the LTP Program, if a NEO dies or is fully disabled, his or her unvested stock options and stock awards shall fully vest. Also, when an employee retires from Agilent, all unvested restricted stock units and/or stock options granted on or after November 17, 2010 continue to vest per the original terms of the grant and grants prior to November 17, 2010 have accelerated vesting upon retirement. As of October 31, 2013, only Mr. Sullivan and Mr. Hirsch were eligible for such continued vesting/accelerated vesting upon retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in “Board Structure and Compensation.” During the most recent fiscal year, no Agilent executive officer served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on Agilent’s Compensation Committee.

COMPENSATION COMMITTEE REPORT

     The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Agilent specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     Agilent’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference into Agilent’s 2013 Annual Report on Form 10-K.
Submitted by:

Compensation Committee
Koh Boon Hwee, Chairperson
David M. Lawrence, M.D.
A. Barry Rand
Tadataka Yamada, M.D.

GENERAL INFORMATION ABOUT THE MEETING

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2013 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 5, 2014, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you as to how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q:	Why am I receiving these materials?

A:	Agilent’s Board of Directors (the “Board”) is providing these proxy materials to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with Agilent’s 2014 annual meeting of stockholders, which will take place on March 19, 2014. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	Who is soliciting my proxy?

A:	Agilent’s Board of Directors is soliciting proxies to be used at the annual meeting of stockholders on March 19, 2014, for the purposes set forth in the foregoing notice.
Q:	What is included in these materials?

A:	These materials include:

our Proxy Statement for Agilent’s annual meeting; and our 2013 Annual Report to Stockholders, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q:	What information is contained in these materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q:	What proposals will be voted on at the annual meeting?

A:	There are four proposals scheduled to be voted on at the annual meeting:

  the election of two directors for a 3-year term;

  the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm;

  the reapproval of the Performance Goals under Agilent’s 2009 Stock Plan; and

  an advisory vote to approve the compensation of Agilent’s named executive officers.

Q:	What is the Agilent Board’s voting recommendation?

A:	Agilent’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the Audit and Finance Committee’s appointment of PricewaterhouseCoopers

GENERAL INFORMATION ABOUT THE MEETING

LLP as Agilent’s independent registered public accounting firm, “FOR” reapproval of the performance goals under the 2009 Stock Plan, and “FOR” the approval of the compensation of Agilent’s named executive officers.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of the close of business on January 21, 2014 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Agilent Technologies, Inc. 1999 Stock Plan and 2009 Stock Plan and the Agilent Technologies, Inc. Employee Stock Purchase Plan, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Agilent Technologies, Inc. 401(k) Plan or Deferred Compensation Plans. On the Record Date, Agilent had approximately 333,318,795 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of Agilent hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with Agilent’s transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, William P. Sullivan, Agilent’s President and Chief

Executive Officer, and Marie Oh Huber, Agilent’s Senior Vice President, General Counsel and Secretary, or to vote in person at the annual meeting. If you requested printed copies of the proxy materials, Agilent has enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the annual meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the annual meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q:	How can I vote my shares in person at the annual meeting?

A	Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring proof of ownership of Agilent stock on the record date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or nominee, or a proxy card as well as proof of identification. Even if you plan to attend the annual meeting, Agilent recommends that you vote your shares in advance as

GENERAL INFORMATION ABOUT THE MEETING

described below so that your vote will be counted if you later decide not to attend the annual meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card.

Q:	Can I revoke my proxy or change my vote?

A:	You may revoke your proxy or change your voting instructions prior to the vote at the annual meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions) or by attending the annual meeting and voting in person. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:	In the election of directors, your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For proposals 2, 3 and 4 your vote may be cast “FOR” or, “AGAINST” or you may “ABSTAIN.”

If you “ABSTAIN”, it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.” Any undirected shares that you hold in Agilent’s 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. In accordance with federal legislation adopted in 2010, the SEC has approved changes to NYSE Rule 452, the broker vote rule, that make executive compensation matters, including say-on-pay, non-routine matters. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

Proposals 1 (election of directors) 3 (reapproval of the performance goals under the 2009 Stock Plan) and 4 (approval of the compensation of Agilent’s named executive officers) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

GENERAL INFORMATION ABOUT THE MEETING

Q:	What is the voting requirement to approve each of the proposals?

A:	Proposal 1, Election of Directors: Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

Our board has adopted a policy under which, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to our Board. The Nominating/Corporate Governance Committee, or another duly appointed committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. Agilent will publicly disclose the committee’s determination regarding the tendered resignation and the rationale behind the decision in a Current Report on Form 8-K filed with the SEC.

Proposal 2, Ratification of the Independent Registered Public Accounting Firm: The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against Proposal 2. The approval of Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.
Proposal 3, Reapproval of the Performance Goals under the 2009 Stock Plan: The vote regarding reapproval of the performance goals under the 2009 Stock Plan requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Proposal 4, Approval of the Compensation of Agilent’s Named Executive Officers: The advisory vote regarding approval of the compensation of Agilent’s named executive officers requires the affirmative vote of a majority of shares present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Q:	What does it mean if I receive more than one Notice, proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. For each Notice you receive, please enter your vote on the Internet for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the annual meeting?

A:	Agilent will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

GENERAL INFORMATION ABOUT THE MEETING

Q:	What happens if additional proposals are presented at the annual meeting?

A:	Other than the four proposals described in this Proxy Statement, Agilent does not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, William P. Sullivan, Agilent’s President and Chief Executive Officer, and Marie Oh Huber, Agilent’s Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason, any one or more of Agilent’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What is the quorum requirement for the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	Who will count the vote?

A:	A representative of Computershare Investor Services will tabulate the votes and act as the inspector of election.
Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Agilent or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Agilent’s management.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Agilent will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Agilent has retained the services of Georgeson, Inc. (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Agilent estimates that it will pay Georgeson a fee of $13,000 for its services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Agilent’s directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, Agilent may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in Agilent’s proxy statement for

GENERAL INFORMATION ABOUT THE MEETING

next year’s annual meeting, the written proposal must be received by Agilent no later than October 8, 2014 and should contain such information as is required under Agilent’s Bylaws. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Agilent sponsored proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by Agilent no later than October 8, 2014 and should contain such information as required under Agilent’s Bylaws.

Nomination of Director Candidates: Agilent’s Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify Agilent not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders. Agilent’s 2014 Proxy Statement was first sent to stockholders on February 5, 2014. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by Agilent not later than October 8, 2014. In addition, the notice must meet all other requirements contained in Agilent’s Bylaws and include any other information required pursuant to Regulation 14A under the Exchange Act.

Copy of Bylaw Provisions: You may contact the Agilent Corporate Secretary at Agilent’s corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of Agilent’s Bylaws can be accessed on the Agilent Investor Relations Web site at http://www.investor.agilent.com. Click “Corporate Governance” and then “Governance Policies” on the left hand side of the screen.

Q:	How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A:	To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by calling us at (408) 553-2424 or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Shareholder Records. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q:	If I share an address with other stockholders of Agilent, how can we get only one set of voting materials for future meetings?

A:	You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (408) 553-2424 or by writing to us at: Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Shareholder Records.

GENERAL INFORMATION ABOUT THE MEETING

     You may receive a copy of Agilent’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 without charge by sending a written request to Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attn: Investor Relations.

By Order of the Board,

MARIE OH HUBER
Senior Vice President, General Counsel
and Secretary
Dated: February 5, 2014

GENERAL INFORMATION ABOUT THE MEETING

DIRECTIONS TO AGILENT’S HEADQUARTERS

From the South (San Jose)

Take Highway 280 North towards San Francisco. Take the Stevens Creek/Lawrence Expressway exit and turn left onto Stevens Creek Blvd. for approximately 0.1 miles and then turn right into Agilent’s parking lot at the second stop light.

From the North (San Francisco)

Take Highway 280 South towards San Jose. Take the Stevens Creek Blvd/Lawrence Expressway exit. Turn left on Stevens Creek Blvd. for approximately 0.2 miles and turn left into Agilent’s parking lot at the first stop light.

Parking

Parking will be designated as you enter the parking lot.

©	Agilent Technologies, Inc. 2014
Printed in U.S.A. February, 2014

Printed on recycled paper with 30% post-consumer waste

     Admission to the annual meeting will be limited to stockholders. You are entitled to attend the annual meeting only if you are a stockholder of record as of the close of business on January 21, 2014, the record date, or hold a valid proxy for the meeting. In order to be admitted to the annual meeting, you must present proof of ownership of Agilent stock on the record date. This can be a brokerage statement or letter from a bank or broker indicating ownership on January 21, 2014, the Notice of Internet Availability of Proxy Materials, a proxy card, or legal proxy or voting instruction card provided by your broker, bank or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership. Stockholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Backpacks, cameras, cell phones with cameras, recording equipment and other electronic recording devices will not be permitted at the annual meeting. Agilent reserves the right to inspect any persons or items prior to their admission to the annual meeting. Failure to follow the meeting rules or permit inspection will be grounds for exclusion from the annual meeting.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on March 19, 2014.

Vote by Internet
Go to www.envisionreports.com/agilent Or scan the QR code with your smartphone Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

Annual Meeting Proxy Card
▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, and 4.

1.	Election of Directors: To elect two directors to a 3-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:

		For	Against	Abstain		For	Against	Abstain
	01 - Heidi Fields	☐	☐	☐	02 - A. Barry Rand	☐	☐	☐

		For	Against	Abstain
2.	To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as Agilent’s independent registered public accounting firm.	☐	☐	☐

4.	To approve the compensation of Agilent’s named executive officers.	☐	☐	☐
		For	Against	Abstain
3.	To re-approve the performance goals under Agilent’s 2009 Stock Plan.	☐	☐	☐

5.	To consider such other business as may properly come before the annual meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — AGILENT TECHNOLOGIES, INC.

Annual Meeting of Stockholders—March 19, 2014

This Proxy is solicited on Behalf of the Board of Directors.

The undersigned hereby appoints William P. Sullivan and Marie Oh Huber, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 21, 2014, at the Annual Meeting of Stockholders to be held on Wednesday, March 19, 2014, or any postponement or adjournment thereof.

IMPORTANT—This Proxy must be signed and dated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

(Continued and to be voted on reverse side.)